ASSET PURCHASE AGREEMENT








                                 By and Among








                          THE BOMBAY COMPANY, INC.,





                         BAILEY STREET TRADING COMPANY








                                      and








                         BAILEY STREET HOLDING COMPANY











                           Dated as of May 27, 2005




















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                               TABLE OF CONTENTS

                              1. SALE OF ASSETS
      1.1   Assets to Be Sold..................................................
      1.2   Retained Assets....................................................
      1.3   Instruments of Conveyance..........................................
      1.4   Nonassignable Contracts............................................
                         2. ASSUMPTION OF LIABILITIES
      2.1   Liabilities Assumed by Buyer.......................................
      2.2   Retained Liabilities...............................................
                       3. PURCHASE PRICE AND ALLOCATION
      3.1   Purchase Price.....................................................
      3.2   Payment of Purchase Price and Additional Consideration.............
      3.3   Allocation of Purchase Price.......................................
      3.4   Aged Receivables...................................................
                                 4. CLOSING.
      4.1   Closing Date.......................................................
                 5. REPRESENTATIONS AND WARRANTIES OF SELLER
      5.1   Due Organization and Authority.....................................
      5.2   Qualification......................................................
      5.3   Authority to Execute and Perform Agreement.........................
      5.4   INTENTIONALLY OMITTED..............................................
      5.5   No Breach..........................................................
      5.6   Actions and Proceedings............................................
      5.7   Consents, Approvals and Filings....................................
      5.8   Real Property......................................................
      5.9   Title to Tangible Assets...........................................
      5.10  Taxes..............................................................
      5.11  Certain Environmental Conditions...................................
      5.12  Financial Statements; Undisclosed Liabilities......................
      5.13  Operations.........................................................
      5.14  Contracts..........................................................
      5.15  Accounts Receivable................................................
      5.16  Intellectual Property..............................................
      5.17  Records............................................................
      5.18  Suppliers and Customers............................................
      5.19  Employee Matters...................................................
      5.20  Litigation.........................................................
      5.21  Certain Payments...................................................
      5.22  Marketing Rights...................................................
      5.23  Representations Not Waived.........................................
      5.24  Disclosure.........................................................
                  6. REPRESENTATIONS AND WARRANTIES OF BUYER
      6.1   Due Organization and Authority.....................................
      6.2   Authority to Execute and Perform Agreement.........................
      6.3   No Breach..........................................................
      6.4   Actions and Proceedings............................................
      6.5   Consents and Approvals.............................................
                         7. COVENANTS AND AGREEMENTS
      7.1   Expenses...........................................................
      7.2   Indemnification for Brokerage Commissions..........................
      7.3   Access; Records; Operations Manuals................................
      7.4   Further Assurances.................................................
      7.5   Mail or Other Communications Received After Closing................
      7.6   Taxes..............................................................
      7.7   Sales Representative Agreements....................................
               8. EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS
      8.1   Employees..........................................................
      8.2   Benefit Plans......................................................
      8.3   No Right to Benefits...............................................
      8.4   Employee Agreements................................................
      8.5   Right to Change Benefits...........................................
                       9. CLOSING OBLIGATIONS OF SELLER
      9.1   Closing Documents..................................................
      9.2   Secretary's Certificate............................................
      9.3   Ancillary Agreements...............................................
      9.4   Certificates of Good Standing......................................
      9.5   Inventory to be Delivered..........................................
      9.6   Lease Assignments..................................................
      9.7   UCC-3s.............................................................
                       10. CLOSING OBLIGATIONS OF BUYER
      10.1  Purchase Price and Closing Documents...............................
      10.2  Secretary's Certificate............................................
      10.3  Ancillary Agreements...............................................
                                 11. SURVIVAL
                             12. INDEMNIFICATION.
      12.1  Obligation of Seller to Indemnify..................................
      12.2  Obligation of Buyer to Indemnify...................................
      12.3  Notice and Opportunity to Defend...................................
      12.4  Limitations on Amount - Seller.....................................
      12.5  Limitations on Amount - Buyer......................................
                         13. COVENANT NOT TO COMPETE.
      13.1  Agreement Not to Compete...........................................
      13.2  Confidentiality....................................................
      13.3  Enforcement........................................................
                              14. MISCELLANEOUS
      14.1  Publicity..........................................................
      14.2  Notices............................................................
      14.3  Entire Agreement...................................................
      14.4  Amendments and Waivers; Preservation of Remedies...................
      14.5  Governing Law, Jurisdiction, Forum Selection.......................
      14.6  Binding Effect; No Assignment......................................
      14.7  Variations in Pronouns.............................................
      14.8  Counterparts.......................................................
      14.9  Schedules..........................................................
      14.10 Headings...........................................................
      14.11 Severability of Provisions.........................................
      14.12 No Third-Party Beneficiaries.......................................




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APPENDICES
Appendix A  Definitions

EXHIBITS

Exhibit A   Intentionally Omitted
Exhibit B   Form of Trademark Assignment
Exhibit C   Form of Assignment and Assumption Agreement
Exhibit D   Form of Consulting Services Agreement
Exhibit E   Form of Transition Services Agreement
Exhibit F   Form of Bill of Sale
Exhibit G   Waylock Certificate

SCHEDULES

Schedule A       Facilities
Schedule 1.1(i)  Assets to be Sold
Schedule 1.1(ii) Inventory List
Schedule 1.1(iii)Equipment
Schedule 1.1(iv) Assumed Contracts
Schedule 1.1(v)  Records
Schedule 1.1(vi) Acquired Intellectual Property
Schedule 1.1(vii)Accounts Receivable
Schedule 1.1(xii)Domain Name
Schedule 1.1(xv) Telephone Numbers
Schedule 1.1(xviii)Finished Goods In-Transit
Schedule 1.1(xix)Goods On-Order
Schedule 1.2(ix) Retained Product Designs
Schedule 2.1     Certain Assumed Liabilities
Schedule 3.3     Allocation of Purchase Price
Schedule 5.6     Actions and Proceedings
Schedule 5.7     Consents, Approvals and Filings
Schedule 5.9     Title to Tangible Assets
Schedule 5.10    Taxes
Schedule 5.11(a) Certain Environmental Conditions
Schedule 5.11(c) Compliance
Schedule 5.11(d) Contaminants
Schedule 5.11(e) Environmental Notices
Schedule 5.11(f) Underground Storage Tanks
Schedule 5.11(g) Environmental Legal Proceedings
Schedule 5.11(h) Shipment of Contaminants
Schedule 5.11(i) Contaminant Legal Proceedings
Schedule 5.12(a) Annual Financial Statements
Schedule 5.12(b) Interim Statement
Schedule 5.12(c) Financial Liabilities
Schedule 5.13    Operations
Schedule 5.14    Contracts
Schedule 5.16(d) Trademarks
Schedule 5.16(f) Licenses
Schedule 5.18(a) Customer List
Schedule 5.18(b) Finished Goods Suppliers
Schedule 5.19    Employee Matters
Schedule 5.20(a) Seller Litigation
Schedule 5.20(b) Bombay Litigation
Schedule 5.22    Manufacturing and Marketing Rights
Schedule 8.1     Employees
                                       1

            This ASSET PURCHASE AGREEMENT, dated as of May 27, 2005, is entered into  by  and between BAILEY STREET HOLDING COMPANY, INC., a Nevada corporation

("Buyer"),  THE  BOMBAY  COMPANY, a Delaware corporation ("Bombay"), and BAILEY

STREET TRADING COMPANY, a Delaware corporation ("Seller").


                             W I T N E S S E T H :


            WHEREAS, Seller  wishes  to  sell,  and Buyer wishes to purchase, a portion  of the tangible and intangible assets owned  by  Seller  and  used  to operate its wholesale furniture and home accessories business (the "Business"),

which Business  is conducted at or through the facilities set forth on Schedule

A (the "Facilities"),  all  upon  the  terms  and  subject  to  the  conditions hereinafter set forth; and


            WHEREAS,  capitalized  terms  used but not defined herein have  the meanings specified in Appendix A.


            NOW, THEREFORE, in consideration  of the premises and the covenants and other agreements set forth herein, the receipt and sufficiency of which are hereby  acknowledged, the parties hereto, each intending  to  be  contractually bound, hereby agree as follows:


1.    SALE OF ASSETS


      1.1   Assets  to  Be  Sold.  Except as otherwise provided in Section 1.2,

upon the terms and subject to  the conditions herein set forth, at the Closing,

Seller will sell, assign, transfer,  convey  and  deliver  to  Buyer all right,

title and interest of Seller (and with respect to trademarks listed on Schedule

1.1(vi), certain of such trademarks will be conveyed by Seller's Affiliates) in and to the following assets owned by Seller:


            (i)   all  current,  fixed  and  other  assets  listed on  Schedule

      1.1(i);


            (ii)  all Inventory;


            (iii) all Equipment;


            (iv)  subject  to  Section 1.4, all contracts, licenses  (including software license agreements),  leases  (including  real property Leases),

      sales orders, purchase orders and other agreements set  forth on Schedule

      1.1(iv) (collectively, the "Assumed Contracts");


            (v)   all Records;


            (vi)  all Intellectual Property listed on Schedule 1.1(vi);


            (vii) all Accounts Receivable listed on Schedule 1.1(vii);


            (viii)all  sales, promotion, marketing and advertising  rights  and materials, customer  lists,  mailing  lists,  all  files  relating to the foregoing and other data related to the Assets;


            (ix)  all deposits and retentions held by third parties  under  all

      Assumed Contracts;


            (x)   all non-governmental licenses, franchises, authorizations and approvals,  including  the Uniform Code Council numbers currently used by

      Seller, in each case relating to the Assets;


            (xi)  all guaranties,  representations, warranties, indemnities and similar rights in favor of Seller as they relate to the Assets;


            (xii) all domain names listed on Schedule 1.1(xii);


            (xiii)all packaging graphics,  print  plates  and  associated files

      (electronic or otherwise) related to the Assets;


            (xiv) the  right  to  receive  and  to  use  all labels, packaging,

      containers,  and literature of Seller in existence on  the  Closing  Date

      (including those  containing  the  name  of  Seller),  that relate to the

      Assets;


            (xv)  all telephone (including 800 numbers), fax and  cell  numbers listed on Schedule 1.1(xv);


            (xvi) copies of Seller's customer credit files;


            (xvii)all Finished Goods in-Transit; and


            (xviii)all Goods On-Order.


All  the  foregoing  rights,  properties  and  assets  to  be  sold,  assigned,

transferred,   conveyed  and  delivered  to  Buyer  hereunder  are  hereinafter collectively referred  to as the "Assets."  At the Closing, Buyer will purchase the Assets for the consideration  set  forth  in Section 3.1 upon the terms and subject to the conditions set forth in this Agreement.


      0.2   Retained  Assets.   Anything  in  Section   1.1   to  the  contrary

notwithstanding, the following rights, properties and assets, as the same shall exist  on  the  Closing  Date,  will  be excluded from the Assets to  be  sold,

assigned, transferred, conveyed and delivered  to  Buyer hereunder and will not be  included  within the meaning of the term "Assets"  (all  of  such  excluded assets being hereinafter collectively referred to as the "Retained Assets"):


            (i)   the  consideration  delivered  to  Seller  pursuant  to  this

      Agreement  for  the  Assets  and all rights, guaranties, representations,

      warranties, indemnities and similar  rights in favor of Seller under this

      Agreement and other documents, instruments  and  agreements  executed  by

      Buyer in connection herewith;


            (ii)  all  rights  to  refunds, rebates or credits of any Taxes for which  Seller is liable pursuant  to  Section  7.6  and  any  prepaid  or deferred Tax assets of Seller;


            (iii) except  as  otherwise  provided  in Article 8, all assets and rights  of  Seller  under  any  benefit  plans  or benefit  arrangements,

      including the Benefit Plans and the Benefit Arrangements;


            (iv)  all cash, negotiable securities, certificates  of deposit and other cash equivalents;


            (v)   all other assets and liabilities of Seller that do not relate to the Business;


            (vi)  Records  that  Seller is required to retain pursuant  to  any statute, rule, regulation or ordinance, provided that Seller shall permit

      Buyer access to such Records  as  provided  in  Section  7.3  and to make copies thereof, general books of account and books of original entry that comprise  Seller's  permanent  accounting  or Tax records, provided  that

      Seller shall permit Buyer access to such books as provided in Section 7.3 and to make copies thereof, the stock record  and  minute books of Seller and  books and records that relate to Retained Liabilities  and  Retained

      Assets (collectively "Retained Records");


            (vii) assets  located  at  the  Facilities  that are owned by third parties;


            (viii)any  retroactive  rebates  of  insurance premiums,  insurance claims,  proceeds and settlements, and any other  refunds,  benefits,  or claims of  any  kind related to the operation of the Business on or prior to the Closing Date,  except  to  the  extent  that  any of the foregoing relates to the Assumed Liabilities; and


            (ix)  certain product designs listed on Schedule 1.2(ix).


      0.3   Instruments  of  Conveyance.   In  order  to effectuate  the  sale,

assignment,  transfer  and conveyance of the Assets, Seller  will  execute  and deliver  to Buyer at the  Closing  one  or  more  of  each  of  the  Deeds  and

Assignments.


      0.4   Nonassignable Contracts.  To the extent that assignment or transfer hereunder by Seller of any Assumed Contract to Buyer is not permitted or is not permitted  without  the  consent  (including  waiver of a termination, right of first refusal or option right) of any Person, this Agreement will not be deemed to constitute an undertaking by Seller to assign  or  transfer the same if such consent  is not given or if such an undertaking otherwise  would  constitute  a breach or cause a loss of benefits thereunder.  Seller and Buyer will use their commercially reasonable efforts to obtain timely any and all such consents.  To the extent  the  Buyer receives the benefits of any such contracts, Buyer shall pay, or reimburse  Seller  for,  or  perform  any  liabilities  and obligations arising  thereunder from and after the Closing until such contracts  have  been assigned to Buyer or terminated, whichever comes first.


1.    ASSUMPTION OF LIABILITIES


      1.1   Liabilities  Assumed  by  Buyer.  Buyer will assume, upon the terms and  subject to the conditions set forth  herein,  at  the  Closing,  and  will perform or satisfy (or cause to be performed or satisfied) thereafter, only the following liabilities and obligations:


            (i)   all  liabilities  and obligations of Seller under the Assumed

      Contracts with respect to any period  beginning  on  or after the Closing

      Date, except as described in Section 1.4;


            (ii)  except   as   otherwise  provided  in  this  Agreement,   all

      liabilities, obligations, claims,  demands  and  causes of action arising from and accruing with respect to the functioning,  use  and operation of the Assets by Buyer on and after the Closing Date; and


            (iii) all  liabilities  or  obligations with respect to  Taxes  for which Buyer is liable pursuant to Section 7.6;


            (iv)  the liabilities of Seller set forth on Schedule 2.1;


            (v)   obligations related to  products  sold by Seller and returned for credit, exchange or repair (excluding product liability claims);


            (vi)  any liability or obligation of Buyer  based  upon  or arising under this Agreement;


            (vii) purchase orders for Goods On Order; and


            (viii)returns of products sold by Seller.


All  of  the  foregoing liabilities and obligations of Seller to be assumed  by

Buyer hereunder  are  hereinafter  collectively  referred  to  as  the "Assumed

Liabilities."   Buyer  will  not  assume or in any way be liable or responsible for:  (x) any liabilities or obligations  of  Seller  relating to the Assets or

Seller or any claims in respect thereof, other than Assumed  Liabilities or (y)

any liabilities, obligations or claims of or against Seller, other than Assumed

Liabilities, which may be asserted against or imposed upon Buyer  by  reason of its being a successor to or transferee of Seller or an acquiror of the Assets.


      1.2   Retained  Liabilities.   The Retained Liabilities shall remain  the

sole responsibility of and shall be retained,  paid,  performed  and discharged solely by Seller.  The Retained Liabilities shall include the following:


            (i)   any liability or obligation with respect to Taxes  for  which

      Seller is liable pursuant to Section 7.6;


            (ii)  any  liability  or obligation of Seller based upon or arising under this Agreement;


            (iii)  any liability or  obligation  with  respect  to any present,

      former or prospective employees of Seller arising out of or in connection with their employment or possible employment with Seller at  any time, or any  liability  or  obligation  with  respect  to any present, former  or prospective contract employee, independent sales  representative or other independent  contractor of Seller arising out of or  in  connection  with their relationship  or  possible  relationship  with  Seller at any time,

      including any liability arising out of:


                  (A)   any  benefit  plans or benefit arrangements,  including

      but not limited to the Benefit Plans and Benefit Arrangements;


                  (B)   any collective bargaining agreements;


                  (C)   any shut-down agreements;


                  (D)   any charges, complaints  and/or  grievances  concerning

      Seller's  termination  of  its employees, contract employees, independent sales representatives or other independent contractors;


                  (E)   any violations  or  alleged  violations of any federal,

      state, provincial, local or foreign Laws by Seller;


                  (F)   any tort or contract claims of  any  kind, or any other

      claims  relating  to affirmative action compliance, compensation,  health and welfare benefits,  vacation  pay,  unemployment  insurance  benefits,

      deferred   compensation,   pension  and  retirement  benefits,  severance

      benefits, disability benefits,  other  fringe  benefits,  rights  arising under a collective bargaining agreement, or rights or benefits under  the

      Consolidated  Omnibus Budget Reconciliation Act, as amended, Title VII of the Civil Rights  Act  of  1964,  as  amended,  the Age Discrimination in

      Employment  Act,  as  amended, the Americans with Disabilities  Act,  the

      Occupational Safety Hazard  Act,  the  Worker  Adjustment  Retraining and

      Notification  Act, ERISA, the California Civil Rights Initiative  or  any

      other federal, state, provincial, local or foreign employment Law;


                  (G)   any  claims  asserted  by  Seller's  present  or former

      employees   or   independent   contractors   for  workers'  compensation,

      unemployment compensation or comparable benefits; or


                  (H)   the termination or refusal to  employ  by Seller of any

      of  its  present, former or prospective employees, or the termination  or refusal to utilize by Seller of any of its present, former or prospective

      contract  employees,   independent   sales   representatives   or   other

      independent contractors;


            (iv)  any conditions, obligations or liabilities of Seller, actual,

      contingent   or  otherwise,  relating  to  Contaminants,  and/or  arising pursuant to Environmental  Laws,  including,  but not limited to, On-Site

      Environmental Liabilities and Off-Site Environmental Liabilities, in each case in respect of the period on or prior to the Closing Date;


            (v)   any liability arising out of the violation  of, or failure by

      Seller to comply with, any Law;


            (vi)  any  liability  or  obligation  of  Seller  relating  to  the

      Retained Assets;


            (vii) any  liability  or obligation of Seller arising  out  of  any indebtedness (other than the  obligations  listed  on  Schedule 2.1) with respect to any period ending on or prior to the Closing Date;


            (viii)any  liability  or obligation of Seller with respect  to  any claim, action, suit, proceeding  or arbitration by any Person, or arising out of any inspection, investigation or audit or any enforcement or other action by any Governmental Entity;


            (ix)  any liability or obligation  of  Seller under any instrument,

      agreement or contract that is not an Assumed Contract; and


            (x)   any audit, legal, financial adviser, broker or finder fees or commissions payable by Seller.


Except  as  provided herein, all of the foregoing liabilities,  obligations  or claims  are not  being  assumed  by  Buyer  hereunder  or  otherwise,  and  are hereinafter collectively referred to as the "Retained Liabilities."


2.    PURCHASE PRICE AND ALLOCATION


      2.1   Purchase Price.  Subject to Section 3.2, on the Closing Date, Buyer

will pay  to  Seller,  as  consideration  for the Assets, the sum of $4,700,000

(such  amount  as may be adjusted pursuant to  this  Agreement,  the  "Purchase

Price"), payable as set forth in Section 3.2.


      2.2   Payment of Purchase Price and Additional Consideration.  1) Subject

to the other provisions of this Section 3.2, at the Closing, Buyer will deliver to Seller in cash  by  wire  transfer of immediately available funds (to one or more accounts designated in writing  by  Seller  at  least  three Business Days prior to the Closing Date) the sum of $4,700,000.


            (a)   Notwithstanding  Section  3.2(a), if the Accounts  Receivable

purchased  at  Closing  (i)  exceed $1,800,000, the  Purchase  Price  shall  be increased by an amount equal to  the  difference  between  $1,800,000  and  the amount of Accounts Receivable being acquired; or (ii) are less than $1,800,000,

the  Purchase  Price  shall  be  reduced  by  an amount equal to the difference between the amount of Accounts Receivable purchased and $1,800,000.


            (b)   The parties agree that the Purchase Price shall be reduced by the amount of the Assumed Liabilities listed on Schedule 2.1.


            (c)   Bombay shall receive all Finished  Goods In-Transit and Buyer shall pay at Closing Seller's estimated Landed Cost for  such products.  Bombay shall  cause such Finished Goods In-Transit to be delivered  to  Buyer  at  its

Gilbertsville  facility.   Buyer shall assume Seller's obligations with respect

to the Goods On Order.


      1.2   Allocation  of Purchase  Price.   Buyer  and  Seller  have  reached

agreement concerning the allocation of the amount of the consideration paid for the Assets in accordance  with the rules under Section 1060 of the Code and the

Treasury Regulations promulgated  thereunder,  as  set  forth  on Schedule 3.3.

Seller and Buyer each agree to prepare and file an IRS Form 8594  in  a  timely fashion  in  accordance  with  the rules under Section 1060 of the Code and the

Treasury Regulations promulgated  thereunder and consistent with the allocation set forth on Schedule 3.3.  The allocation  of  the Purchase Price set forth on

Schedule  3.3  shall  be  binding on Buyer and Seller  for  all  Tax  reporting purposes except that neither  party  shall  be  unreasonably  impeded  in their ability  and  discretion  to negotiate, compromise and/or settle any Tax audit,

claim or similar proceeding.


      1.3   Aged Receivables.   The  parties  agree  that  included in Schedule

1.1(vii)  is  a list of "Aged Receivables" that total $63,293.   If  after  the

ninety (90) day period following Closing, Buyer collects an aggregate amount of

Net Collections in excess of $19,495, it shall pay to Seller all sums collected

in excess of $19,495.   If  after  such  ninety (90) day period, Buyer collects

less than $19,495 of Net Collections, Seller shall pay to Buyer an amount equal to the result of subtracting the amount actually  collected  from $19,495.  Any sums  due  and  owing  under this Section 3.4 shall be due and payable  on  the ninety-fifth (95th) day following the Closing.


2.    CLOSING.


      2.1   Closing Date.   The signing and closing of the sale and purchase of

the Assets and the transactions  contemplated  hereby (the "Closing") will take place at the offices of Bombay, 550 Bailey Avenue,  Fort  Worth, Texas 76107 or

at  such other mutually acceptable location as Buyer and Seller  may  agree  in writing, at 9:00 a.m., local time, on May 27 , 2005 or if the deliveries to the

Closing  set forth in Articles 9 and 10 have not been satisfied (other than any such conditions  which  by  their  nature  must  be  satisfied or waived by the appropriate party hereto on or before such date), as soon  as  practicable (but in  no  event  later than five Business Days) after such deliveries  have  been satisfied or waived.  The "Closing Date" will be deemed to be 12:01 a.m. on the date upon which the Closing occurs.


3.    REPRESENTATIONS  AND  WARRANTIES  OF SELLER.  Seller and Bombay represent

and  warrant to Buyer as set forth below.   Solely  with  respect  to  Sections

5.13(vii), 5.13(xi), 5.18(a), 5.20(a) and 5.21(a), with Buyer's consent, Seller and Bombay are making such representations and warranties solely in reliance on a certificate  provided to them by Gregory Waylock, a copy of which is attached hereto as Exhibit G.


      3.1   Due  Organization  and  Authority.   Seller  is  a corporation duly

organized, validly existing and in good standing under the Laws of the State of

Delaware and has full power and authority to own, lease and operate its assets,

properties and business and to carry on its business as currently conducted.


      3.2   Qualification.  Seller is qualified to do business in the States of

Delaware,  Georgia,  Illinois, Nevada, Texas, Pennsylvania and North  Carolina,

and is in good standing in each of such states.


      3.3   Authority  to  Execute  and  Perform  Agreement.   Seller  has  all

requisite power and authority to enter into, execute and deliver this Agreement and  each  of  the  Seller  Documents,  and  to  perform  fully its obligations hereunder and thereunder, and no other act or proceeding on  the part of Seller is  necessary  to  authorize the same.  This Agreement and each of  the  Seller

Documents has been duly  authorized,  executed  and  delivered  by Seller, and,

assuming  the  due authorization, execution and delivery of this Agreement  and each of the Seller  Documents  by  Buyer, each is, or upon execution will be, a valid and binding obligation of Seller enforceable against Seller in accordance with  its  terms,  except  as  enforceability  may  be  limited  by  applicable bankruptcy, insolvency, reorganization,  moratorium,  fraudulent  conveyance or other similar laws affecting the enforcement of creditors' rights and  remedies generally or general principles of equity (regardless of whether considered and applied in a proceeding at law or in equity) (the "Enforcement Exception").


      3.4   INTENTIONALLY OMITTED


      3.5   No  Breach.   The  execution,  delivery  and  performance  of  this

Agreement  and  each  of  the  Seller  Documents,  and  the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in the  breach of any provision of the organizational documents  of  Seller;  (ii)

assuming  the  receipt  of the Contract Consents, violate, result in the breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a  default) under, any material contract to which Seller is a party or by which Seller  or any of the Assets may be bound (including any

Assumed Contract); (iii) result  in the creation or imposition of any Lien upon the Business or the Assets; (iv) violate any order, writ, judgment, injunction,

consent, award or decree of any Governmental Entity against Seller or affecting the Business or the Assets; or (v) violate any Law applicable to any of Seller,

the Business or the Assets.


      3.6   Actions and Proceedings.   Except  as  set  forth  on Schedule 5.6,

there  are  no  outstanding  orders,  writs, judgments, injunctions,  consents,

awards or decrees of any Governmental Entity  against  Seller  relating  to  or affecting  the  Business  or  the  Assets,  and there is no action, litigation,

claim,  suit  or  other  legal,  administrative,  investigative   or   arbitral

proceeding of any type whatsoever pending or, to Seller's Knowledge, threatened against Seller or its officers, directors, employees or agents which would have a Material Adverse Effect.


      3.7   Consents,  Approvals and Filings.  Except for any consents required under the Assumed Contracts  the  "Contract  Consents"),  or otherwise required

(the "Other Consents") the execution and delivery by Seller  of  this Agreement and  the  Seller  Documents,  and  the performance by Seller of its obligations hereunder and thereunder, do not require Seller to obtain any consent, approval or  other  action of, or make any filing  with  or  give  any  notice  to,  any

Governmental  Entity  or  any  other  Person.   All Contract Consents and Other

Consents are described on Schedule 5.7.


      3.8   Real Property.  2)  The Facilities are  located  at  the  addresses listed on Schedule A (the "Facilities Real Property").


            (a)   Seller leases the premises described on Schedule A.   Neither

Seller  nor the lessor under any such lease is in default under such lease  nor has the lessor given notice that the lease is, will be or has been terminated.


            (b)   There  is neither any condemnation proceeding nor any sale or other disposition in lieu  of  condemnation pending and, to Seller's Knowledge,

threatened or contemplated, with  respect  to  the Facilities Real Property, or any part thereof.


      2.2   Title to Tangible Assets.  3)  Except as set forth on Schedule 5.9,

Seller has good, valid and marketable title to the  Assets.   Such  Assets  are

otherwise free and clear of any Lien, except for Permitted Liens.


            (a)   Except  as  set forth on Schedule 5.9, at the Closing, Seller will deliver to Buyer good, valid  and  marketable title to all the Assets free

and clear of all Liens, other than Permitted  Liens.   Except  as  set forth on

Schedule 5.9, all Deeds and Assignments when delivered at the Closing  will  be sufficient to vest good, valid and marketable title in Buyer.


      3.2   Taxes.  Except as set forth on Schedule 5.10, (i) Seller has filed,

or will file when due, all federal, state, provincial, local, foreign and other

Tax  Returns  (including  relating  to their respective properties, franchises,

payroll,  excise, stamp, occupation, customs,  duties,  ad  valorem,  transfer,

sales and use)  required  to  be  filed  and  all  Taxes,  interest, penalties,

additions  to  Tax,  and  other charges due and payable as shown  on  such  Tax

Returns, or due with respect  to  taxable  periods covered by such Tax Returns,

have been paid; (ii) such Tax Returns were when  filed  (or when filed will be)

true, correct and complete, and disclosed (or will disclose) all Taxes required to be paid by Seller for the periods covered thereby; (iii)  all Taxes (whether or not shown on any Tax Return) owed by Seller  have been timely  paid,  except such  Taxes  being  contested  in  good  faith  or  that  are the subject of an extension;  (iv)  there is no examination, action, suit, investigation,  audit,

claim or assessment  or  proceeding  pending,  proposed  or  threatened  by any

Governmental Entity relating to the determination, assessment or collection of,

or  any  delinquencies in filing relating to, any Taxes owing by Seller and  to

Seller's Knowledge, no basis exists therefor; (v) Seller has not waived or been requested to waive any statute of limitations in respect of Taxes, which waiver is currently  in  effect,  (vi)  all  monies  required to be withheld by Seller

(including from Employees for income Taxes, social  security  Taxes  and  other payroll  Taxes)  have  been  collected  or withheld, and paid to the respective taxing authorities; (vii) none of the Assets  is  properly  treated as owned by any Person other than Seller for income Tax purposes; and (viii)  none  of  the

Assets is "tax-exempt use property" within the meaning of Section 168(h) of the

Code.


      3.3   Certain  Environmental  Conditions.   4)  Except  as  set  forth on

Schedule  5.11(a),  there  is no pending, or, to Seller's Knowledge, threatened litigation, suit, complaint, investigation or administrative action or claim of any type whatsoever alleging that (i) the Facilities Real Property, the Assets,

the Business, or Seller in connection with its operation of the Business, is in violation of or not in compliance  with or subject to liability pursuant to any

Environmental  Laws;  or  (ii)  the Facilities  Real  Property,  or  Seller  in

connection with the operation of the Business, is responsible for or subject to

Remediation  of a Contaminant (or  the  costs  thereof)  with  respect  to  the

Facilities Real  Property or with respect to any off-site facility or location,

including, any waste  disposal  site  whether  or not located on the Facilities

Real Property.


            (a)   All  reports, studies, audits,  notices  and  correspondence,

whether generated by Seller,  any  Governmental Entity or any other Person, and all tests, analyses and other documents,  in  the  possession or control of, or which are reasonably available to, Seller and which relate to compliance by the

Business or Seller in connection with the operation of the Business, the Assets or  the  Facilities  Real  Property  with  Environmental Laws  have  been  made available to Buyer.


            (b)   Except as set forth on Schedule 5.11(c), Seller has complied,

and  is currently complying in all material respects,  with  all  Environmental

Laws applicable  to Seller with respect to the Business and the Facilities Real

Property, and all Permits required thereunder.


            (c)   Except   as  set  forth  on  Schedule  5.11(d),  to  Seller's

Knowledge, no Contaminant is  or  has  been  present or released on, in, under,

about  or  above  the  Facilities  Real  Property in  violation  of  applicable

Environmental Laws or in an amount, concentration,   or  condition  that  could

give  rise  to  an Environmental Claim.  All releases of Contaminants by Seller that have occurred  on  the  Facilities Real Property, if any, have been timely reported to the appropriate Governmental  Entity if required by applicable Laws and Seller has conducted all required Remediation  of such releases pursuant to applicable Environmental Laws.


            (d)   Except  as  set  forth on Schedule 5.11(e),  no  Notice  with respect  to the Seller's actual or alleged  non-compliance  with  Environmental

Laws in connection  with  the Business or the environmental condition of any of the Facilities Real Property  or  Assets  is threatened or pending, nor has any such Notice been issued by any Governmental  Entity  or  other Person which has not been provided to Buyer, if in existence prior to Closing,  responded to and resolved fully and in a timely fashion.


            (e)   Except   as  set  forth  on  Schedule  5.11(f),  to  Seller's

Knowledge, no underground storage  tank  or  waste  management  unit is, and no underground storage tank or waste management unit has at any time been, located on  any of the Facilities Real Property that has not been removed  or  properly closed in compliance with applicable Environmental Laws. To Seller's Knowledge,

the locations  on  the  Facilities  Real  Property  of  all current or previous underground storage tanks or waste management unit that are  or  were  used  by

Seller or, by any other Person, are described on Schedule 5.11(f).


            (f)   Except  as  set  forth  on  Schedule  5.11(g),  Seller is not subject  to  any  pending  proceeding,  or  to  Seller's  Knowledge,  potential proceeding, under any Environmental Law.


            (g)   Except as set forth on Schedule 5.11(h), Seller (i) has  not,

in  connection  with the Business or the Facilities Real Property, transported,

or arranged for the  transport  of,  Contaminants  to  any facility or site for reuse, recycling, reclamation, treatment, storage or disposal  which  is or was not authorized for such activity, or (ii) is not subject to any pending  or, to

Seller's  Knowledge,  potential  proceeding,  response,  or  clean-up under any

Environmental  Law  or  other  Environmental  Claim  with respect to  any  such facilities or sites.


            (h)   To  Seller's  Knowledge,  there are no  Contaminants  in  any inactive, closed or abandoned storage or disposal  areas  or  facilities on the

Facilities Real Property.  Except as set forth on Schedule 5.11(i),  such areas and  facilities  are not subject to actual or, to Seller's Knowledge, potential proceedings, investigations,  responses,  clean-ups  or Notices by officials of any Governmental Entity or by any other Person or any other Environmental Claim as  a  result  of  any  on-site  or off-site management, transport,  treatment,

storage or disposal of Contaminants.


      4.2   Financial Statements;  Undisclosed  Liabilities.   5)   Attached as

Schedule 5.12(a)  are the unaudited balance sheets of Seller as of January  31,

2004 and January 29,  2005,  and  the related unaudited statements of income of

Seller for the fiscal years then ended  (the  "Annual  Financial  Statements").

The  Annual  Financial  Statements  (i)  were  prepared in accordance with  the

Records of Seller; and (ii) fairly present the financial  position of Seller as of the dates set forth therein and the results of operations  for  the  periods set forth therein.


            (a)   Attached  as Schedule 5.12(b) are the unaudited statement  of income of the Seller for the  three  months  ended April 30, 2005 (the "Interim

Statement").  The Interim Statement (i) was prepared  in  accordance  with  the

Records   of   Seller;   (ii)  fairly  presents  (subject  to  normal  year-end

adjustments) the results of operations of Seller for the period then ended; and

(iii) reflects accurately  in  all  material respects the costs and expenses of

Seller for the periods then ended.


            (b)   There are no liabilities,  debts,  claims or obligations with respect  to  Seller  (whether  accrued,  absolute,  contingent,  unasserted  or otherwise  and whether or not of a nature required by  GAAP  to  be  reflected,

disclosed or  otherwise  provided  for  in  a  balance  sheet of Seller) which,

individually or in the aggregate, could have a Material Adverse  Effect  on the

Condition of the Business, except (i) those reflected or otherwise provided for in  the  Annual  Financial  Statements,  (ii)  for  liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Annual Financial Statements, (iii) those specifically described on Schedule 5.12(c), and (iv) Retained Liabilities.


      5.2   Operations.  Except as disclosed on Schedule  5.13, since April 30,

2005, Seller has operated the Business only in the ordinary  course of business consistent  with  past  practice, and, without limiting the generality  of  the foregoing, Seller has not:


            (i)   changed  in  any material respect the character, operation or

      Condition of the Business;


            (ii)  (A) sold, abandoned  or  made any other disposition of any of its  properties  or  assets except in the  ordinary  course  of  business consistent  with past practice;  (B)  except  for  the  Permitted  Liens,

      granted or suffered  any  Lien  on any of its properties or assets of the

      Business; or (C) except as would  not  have  a  Material  Adverse Effect,

      amended  any  Assumed  Contract  or  entered  into  or amended any  other contract material to its operations which is in force  and  effect  as of the Closing Date;


            (iii) except  in  the  ordinary  course of business consistent with past  practice,  incurred or assumed any debt,  obligation  or  liability

      (whether absolute,  contingent or otherwise, and whether or not currently due and payable);


            (iv)  suffered any material destruction, damage or loss (other than ordinary wear and tear), whether or not covered by insurance, relating to any of its properties or assets, including the Assets;


            (v)   waived, canceled, sold or otherwise disposed of for less than the fair value thereof  any claim or right which it had against any other

      Person,  except  for  routine  settlements  or  resolutions  of  disputed customer  or  supplier  accounts  in  the  ordinary  course  of  business consistent with past practice  or  except  as  would  not have a Material

      Adverse Effect;


            (vi)  entered  into  any  employment  agreement  or  entered  into,

      adopted, amended, paid, agreed to pay or incurred any obligation  for any payment or contribution to, or with respect to, any benefit plan, or  any collective  bargaining or severance agreement, or paid or promised to pay any bonus to,  or granted an increase in compensation or benefits to, any

      Employee, except  for  normal  accruals  under  benefit  plans and normal compensation adjustments in accordance with past practice;


            (vii) received   any   notice   that   any  supplier,  distributor,

      independent sales representative, customer or  contractor  has terminated or is terminating its relationship with, or is threatening any  legal  or similar action against, Seller;


            (viii)made  any  forward  purchase commitments, except for purchase commitments  in the ordinary course  of  business  consistent  with  past practice;


            (ix)  entered into any material transaction (except as contemplated herein), whether  or  not  in  the ordinary course of business consistent with past practice;


            (x)   prepared  or filed any  Tax  Return  inconsistent  with  past practice  or, on any such  Tax  Return,  taken  any  position,  made  any election, or  adopted  any  method  that  is  inconsistent with positions taken, elections made or methods used in preparing  or filing similar Tax

      Returns in prior periods (including positions, elections or methods which would have the effect of deferring income to periods  for  which Buyer is liable pursuant to Section 7.6 or accelerating deductions to  periods for which Seller and Bombay are liable pursuant to Section 7.6); or


            (xi)  received written notice from any customer listed on  Schedule

      5.18(a) of their intent to cease their business relationship with Seller,

      except as otherwise disclosed on Schedule 5.18(a).


      5.3   Contracts.   Except for the Assumed Contracts, and as set forth  on

Schedule 5.14, there is no  binding,  written  agreement  or  contract to which

Seller is a party with respect to the Business:  (i) with any current or former

Employee, independent contractor or temporary employment agency;  (ii) with any labor  union  or  collective  bargaining association representing any Employee;

(iii) for the sale, transfer or  lease  of any asset or group of related assets of the Business having a fair market value  in  excess of $25,000; (iv) for the purchase of any asset or group of related assets for a purchase price in excess of  $25,000;  or  (v)  that involves an obligation to  pay  or  render,  or  an entitlement to receive monies or services with a fair market value in excess of

$25,000; or (vi) that is  otherwise  material  to  the Business.  Except as set forth on Schedule 5.14, (w) each Assumed Contract is  in  full force and effect and  is  enforceable  by Seller against the other party or parties  thereto  in accordance with its terms,  except  as  enforceability  may  be  limited by the

Enforcement  Exception,  and  there  have been no terminations or cancellations thereunder; (x) Seller has delivered to Buyer a true, correct and complete copy of each of the Assumed Contracts, together  with  all amendments, modifications and  supplements  thereto, and (y) none of the Assumed  Contracts  will  be  in breach or default,  terminate  or  be  terminable by virtue of the transactions contemplated hereby. Except as disclosed  on Schedule 5.14, neither Seller nor,

to Seller's Knowledge, any other Person has materially breached its obligations or defaulted under any Assumed Contract, and  there  has  occurred  no event or condition  which,  with the giving of notice or passage of time or both,  would constitute such a material breach or material default on the part of Seller or,

to Seller's Knowledge, any other Person.


      5.4   Accounts  Receivable.   The  Accounts  Receivable  of  the Business

(which  are listed on Schedule 1.1(viii) represent sales actually made  in  the ordinary  course  of  business  or pursuant to activities described in Schedule

5.15, and are not to Seller's Knowledge subject to any defense or offset.


      5.5   Intellectual Property.   6)   To Seller's Knowledge, Seller owns or

possesses adequate licenses or other valid  rights  (which  are  assignable  by

Seller)  to  use  the  trademarks  used in connection with the operation of the

Business as currently conducted.


            (a)   With respect to the  trademarks  used  by Seller, to Seller's

Knowledge, Seller has not interfered with, infringed upon,  misappropriated  or otherwise come into conflict with any Intellectual Property rights of any other

Person,  and none of the directors, officers or management - level employees of

Seller has ever received any written charge, complaint, claim, demand or notice from any Governmental  Entity  or  other Person alleging any such interference,

infringement, misappropriation or conflict  (including  any  claim  that Seller must  license  or  refrain from using any trademarks used by any other Person).

To  Seller's  Knowledge,   no  Person  has  interfered  with,  infringed  upon,

misappropriated, misused or  otherwise  come  into conflict with any trademarks used by Seller relating to the Business.


            (b)   With respect to the Business,  Seller  does not own or hold a license to any patent or patent registration.


            (c)   Schedule  5.16(d) identifies (i) each trademark  registration which has been issued to Seller  or its Affiliates in the United States and all

jurisdictions worldwide relating to  the  Business; (ii) each pending trademark application  which Seller or its Affiliates  has  filed  with  respect  to  any trademark relating  to the Business anywhere in the world; and (iii) each trade name or unregistered  trademark  identified  on  Schedule  1.1(vi)  and used by

Seller in connection with the Business.  Seller has delivered to Buyer  correct and  complete copies of all such trademark registrations and applications,  and has made  available  to  Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such trademark.


            (d)   Except for  software  used  in  connection with the Business,

Seller does not own or hold a written license to any copyrighted material.


            (e)   Schedule 5.16(f) identifies each license, agreement, covenant not to sue or other permission which Seller has granted  to  any  other  Person with respect to any trademark relating to the Business in the United States and

all  jurisdictions  worldwide.   Seller  has  delivered  to  Buyer  correct and

complete  copies  of  all  such licenses, agreements and other permissions  (as amended to date) and has made available to Buyer correct and complete copies of all written documentation evidencing  the legality, validity and enforceability of each such license, agreement and other permission (if applicable).


            (f)   With respect to each  item  of Intellectual Property required to be identified on Schedules 5.16(d) and (f):


            (i)   Seller or an Affiliate owns all  right, title and interest in and to such item, free and clear of any Lien or any other encumbrances;


            (ii)  such  item  is  not  subject  to any outstanding  injunction,

      judgment, order, decree, ruling or charge;


            (iii) no action, suit, proceeding, hearing,  investigation, charge,

      complaint,  claim,  or  demand  is  pending  or,  to Seller's  Knowledge,

      threatened which challenges the legality, validity,  enforceability,  use or ownership of such item;


            (iv)  neither  Seller nor any Affiliate has agreed to indemnify any

      Person for or against  any  interference, infringement, misappropriation,

      misuse or other conflict with respect to such item;


            (v)   all licenses, covenants  not  to  sue,  agreements  and other permissions pertaining to such item and all other rights to which  Seller or  an  Affiliates is entitled with respect thereto are in compliance  in all respects  with  all  applicable  Laws in all jurisdictions worldwide,

      including, without limitation, those pertaining  to remittance of foreign exchange and Taxes; and


            (vi)  neither  Seller  nor  an  Affiliate  has  made   a   previous

      assignment, sale, transfer or agreement constituting a present or  future assignment,  mortgage,  sale or transfer of, or granted any Lien on, such item other than licenses  granted  in  the  ordinary  course  of business consistent  with past practice (and each such license has been identified on Schedule 5.16(f));  nor  has  Seller  or  any  Affiliate  granted  any release,  covenant  not  to  sue  or other non-assertion assurance to any

      Person with respect to such item.


      6.2   Records.  Seller maintains its  Records (including, but not limited to, those kept for financial reporting and Tax  purposes)  in  accordance  with good  business  practice  and  in  sufficient  detail to reflect accurately and fairly  in all material respects the transactions  and  the  Condition  of  the

Business.


      6.3   Suppliers  and  Customers.   7)  Listed on Schedule 5.18(a) are the

names  and  addresses  of  Seller's 10 largest customers  (measured  by  dollar volume) and the approximate percentage of the business which each such customer represented during each of the  fiscal years ended January 31, 2004 and January

29, 2005.  To Seller's Knowledge,  such list discloses any actual or threatened termination, cancellation or limitation  of,  or  any  material modification or change in, the business relationship of Seller with any  customer  or  group of customers identified on such list.


            (a)   Listed  on  Schedule  5.18(b)  are the Chinese finished goods suppliers of the Business and the approximate percentage  of  the  total dollar value  of  all  merchandise  purchased by Seller supplied by each such supplier during each of the fiscal years  ended  January  31, 2004 and January 29, 2005.

This list of suppliers is the property of Seller and  is  expressly  subject to the  terms  and  conditions  of  a  Consulting  Services Agreement, in the form attached hereto as Exhibit D, and Section 13.2 herein.


      7.2   Employee Matters.  Listed on Schedule  5.19  are  the names, titles and  cash  compensation of all management of Seller regardless of  compensation levels, and  other  employees Seller who are currently compensated at a rate in

excess of $50,000 per  year.   Schedule  5.19  contains a complete and accurate

list of all employment agreements of Seller existing  on  the date hereof.  All employees of Seller working in the United States are citizens  of,  or eligible to be employed in, the United States by an employer.


      7.3   Litigation.  8) Except as set forth on Schedule 5.20(a),  there  is no  litigation,  arbitration or governmental proceeding pending, or to Seller's

Knowledge, threatened (i) against Seller affecting any of the Assets; (ii) that questions the validity  of this Agreement, or the right of Seller to enter into this Agreement or consummate  the  transactions  contemplated  hereby; or (iii)

against  any  officer or employee of Seller relating to the Business,  in  such capacity or relating  to  his  prior  employment  relationships.  Except as set forth in Schedule 5.20(a), Seller is not aware of any  fact  that  is likely to form the basis of any such litigation, arbitration or proceeding.


            (a)   Except  as  set  forth  on  Schedule  5.20(b),  there  is  no litigation,  arbitration  or  governmental  proceeding  pending, or to Bombay's

Knowledge, threatened (i) against Bombay affecting any of the Assets; (ii) that questions the validity of this Agreement, or the right of  Bombay to enter into this  Agreement  or consummate the transactions contemplated hereby;  or  (iii)

against any officer  or  employee  of  Bombay relating to the Business, in such

capacity  or relating to his prior employment  relationships.   Except  as  set

forth on Schedule  5.20(b),  Bombay  is not aware of any fact that is likely to form the basis of any such litigation, arbitration or proceeding.


      8.2   Certain Payments.  Neither  Seller,  nor  any  U.S.  based manager,

officer  (excluding officers who are also employees of Bombay) or employees  of

Seller, has  paid  or  caused to be paid, directly or indirectly, in connection with the Business (i) to  any government or agency thereof or, any agent of any supplier or customer any bribe, kick-back or other similar unlawful payment; or

(ii) any contribution to any  political  party  or  candidate  (other than from personal  funds  of  directors, officers or employees not reimbursed  by  their respective employers or as otherwise permitted by applicable law).


      8.3   Marketing  Rights.   Except  as  set  forth  on Schedule 5.22, with

respect  to  the  Business,  Seller  has  not  granted  rights  in  writing  to manufacture, market or sell its products to any other Person and  is  not bound by  any  written  agreement  that affects Seller's right to market or sell  its

Business products.


      8.4   Representations Not  Waived.  The representations and warranties of

Seller contained herein will not be  affected or deemed waived by reason of any investigation  or  inspection  made  by  or  on  behalf  of  Buyer  and/or  its representatives  or agents or by reason of  the  fact  that  Buyer  and/or  its

representatives  or   agents   knew   or   should  have  known  that  any  such

representation or warranty is or might be inaccurate in any respect.


      8.5   Disclosure.  Neither this Agreement  nor any Schedule or Exhibit to this  Agreement  contains an untrue statement of a material  fact  or  omits  a material fact necessary  to make the statements contained herein or therein not misleading.  None of the documents  supplied to Buyer in the due diligence room established by Seller and Bombay contains  an  untrue  statement  of a material fact.  There is no fact which Seller has not disclosed to Buyer in  writing and of  which  Seller  is  aware  which  materially  and adversely affects or could reasonably  be  expected  to  materially  and adversely  affect  the  business,

prospects, financial condition, operations, property or affairs of Business.


9.    REPRESENTATIONS AND WARRANTIES OF BUYER.   Buyer  represents and warrants

to Seller as follows:


      9.1   Due  Organization  and  Authority.   Buyer  is  a corporation  duly

organized, validly existing and in good standing under the Laws  the  State  of

Nevada,  and  has,  or  will  have on the Closing Date, all requisite power and authority to own, lease and operate  its assets, properties and business and to carry  on  its business as currently conducted  and  as  contemplated  by  this

Agreement.


      9.2   Authority   to  Execute  and  Perform  Agreement.   Buyer  has  all

requisite power and authority to enter into, execute and deliver this Agreement and each of the Buyer Documents, and to perform fully its obligations hereunder and thereunder, and no other  act or proceeding on the part of the Buyer is, or will be on the Closing Date, necessary  to  authorize same.  This Agreement has been, and each of the Buyer Documents to be delivered  by  Buyer at the Closing will be, duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement and  each  of the Buyer

Documents  by  Seller, each is, or upon execution will be, a valid and  binding obligation of Buyer,  enforceable  against  Buyer in accordance with its terms,

except as enforceability may be limited by the Enforcement Exception.


      9.3   No Breach.  The execution, delivery  and  performance  by  Buyer of this  Agreement  and each of the Buyer Documents to which it is party, and  the consummation of the  transactions contemplated hereby and thereby, will not (i)

violate  or  result  in  the  breach  of  any  provision  of  the  articles  of incorporation, bylaws or other  constituent  documents  of Buyer, (ii) violate,

result in the breach of, or constitute a default (or an event  which,  with the giving  of  notice  or  the  lapse of time or both, would constitute a default)

under, any material contract to  which  Buyer is party or by which Buyer or any of  its  assets  may  be  bound,  (iii)  violate  any  order,  writ,  judgment,

injunction, award or decree of any arbitrator  or  Governmental  Entity against

Buyer  or  affecting  any  of  its  assets  or properties, or (iv) violate  any applicable Law.


      9.4   Actions and Proceedings.  There are  no  outstanding orders, writs,

judgments,  injunctions, awards or decrees of any Governmental  Entity  against

Buyer,  and there  are  no  actions,  litigations  or  suits  or  other  legal,

administrative,  investigative  or  arbitral proceedings of any type whatsoever pending, or to Buyer's Knowledge, threatened, against or involving Buyer which,

individually  or in the aggregate, would  reasonably  be  expected  to  have  a material adverse  effect  on  the  ability  of  the  Buyer  to  consummate  the transactions contemplated hereby.


      9.5   Consents  and  Approvals.   Except  for  any  required  consents or

approvals  from appropriate Governmental Entities for the issuance or  transfer of the Permits,  the  execution and delivery by Buyer of this Agreement and the

Buyer Documents, and the  performance by Buyer of its obligations hereunder and thereunder, do not require  Buyer  to  obtain  any  consent, approval, or other action  of,  or make any filing with or give any notice  to,  any  Governmental

Entity or other Person.


10.   COVENANTS  AND  AGREEMENTS.   The  parties  hereto  covenant and agree as

follows:


      10.1  Expenses.  Each party to this Agreement will bear  its own expenses incurred in connection with the preparation, execution and performance  of this

Agreement,   including  all  fees  and  expenses  of  agents,  representatives,

attorneys  and   accountants.  Notwithstanding  any  other  provision  in  this

Agreement to the contrary,  Seller also will bear (i) the costs associated with any sales, use, registration,  inventory,  transfer, or similar Taxes, and (ii)

any recording or registration costs payable  by either party as a result of the transactions contemplated hereby.


      10.2  Indemnification  for  Brokerage  Commissions.   Seller  and  Bombay

represent  and  warrant  to  Buyer that no broker,  finder,  agent  or  similar intermediary has acted on behalf  of  Seller in connection with this Agreement,

and (ii) there are no brokerage commissions,  finders'  fees or similar fees or commissions  payable  by  Buyer in connection herewith on account  of  Seller's actions.  Seller and Bombay  jointly  and severally agree to indemnify and hold

Buyer harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary  (including,  but not limited to,  Broker)  claiming  to  have  been employed or retained by or on behalf  of

Seller,  and  to bear the cost of any  legal  expenses  incurred  by  Buyer  in defending against  any such claim.  Buyer represents and warrants to Seller and

Bombay that (x) no broker,  finder,  agent or similar intermediary has acted on behalf  of  Buyer in connection with this  Agreement,  and  (y)  there  are  no brokerage commissions,  finders' fees or similar fees or commissions payable by

Seller in connection herewith  on  account of Buyer's actions.  Buyer agrees to indemnify and keep Seller and Bombay  harmless  from  any  claim  or demand for commission  or  other  compensation  by  any  broker,  finder, agent or similar intermediary claiming to have been employed or retained  by  or  on  behalf  of

Buyer, and to bear the cost of any legal expenses incurred by Seller and Bombay in defending against any such claim.


      10.3  Access;  Records; Operations Manuals.  9)  After the Closing, Buyer

and Seller will afford  to  each other and their respective representatives the opportunity, upon reasonable  request and notice, to examine and make copies of their respective books and records relating to the Business and the Assets, and at  the  cost  and expense of the  requesting  party,  to  consult  with  their respective  officers,  employees,  accountants  and  other  representatives  in connection with  any  reasonable business purpose, including the preparation of

Tax Returns and financial reports and the conducting of any audits with respect thereto, the administration  of Buyer's benefit plans and benefit arrangements,

the review of any materials, books, records or circumstances relating to either party's ongoing obligations under  this  Agreement  or for any other reasonable business purpose.


            (a)   On  the  Closing Date, Seller will deliver  or  cause  to  be delivered to Buyer the following:


            (i)   all Records  (other  than  Retained  Records), subject to the following:


                  (A)   Buyer will be provided, at Buyer's expense, with copies

      of  Retained  Records  upon  Buyer's  reasonable written  request,  which request  shall  identify  the  Retained  Records  sought,  provided  such

      Retained  Records  relate  to  the  Business,  the   Assets   or  Buyer's

      obligations under this Agreement; and


            (ii)  to  the  extent  written  by Seller prior to the date hereof,

      operations, maintenance and other manuals  setting  forth  in  reasonable detail all procedures necessary to operate the Assets in a safe, reliable and legal manner.


      9.2   Further  Assurances.   Each  party hereto will, and will cause  its

respective Affiliates to, execute such agreements,  documents,  instruments and other  papers,  including,  but not limited to, any and all licenses,  permits,

registrations, orders and approvals  required by applicable Law or Governmental

Entities, and take such further actions,  at  any  time  and from time to time,

after the Closing Date, as may be reasonably requested by  the  other  party to carry out the provisions hereof and the transactions contemplated hereby.


      9.3   Mail or Other Communications Received After Closing.  On and  after the  Closing  Date, Buyer may receive and open all mail or other communications addressed to Seller and that Buyer reasonably believes relates to the Business,

the Assets or the Assumed Liabilities and deal with the contents thereof to the extent that such  mail  or other communications and the contents thereof relate to the Business, the Assets or any of the Assumed Liabilities.  Buyer agrees to keep and cause to be kept confidential the contents of, and to deliver or cause to be delivered promptly  to  Seller, all mail or communications (including any mail or communications that relate  to  the  Retained  Assets  or  the Retained

Liabilities) received by Buyer which are addressed to Seller.  Buyer may retain a  copy  of  such  mail  or communications if it also relates to the Assets  or

Assumed Liabilities.  If,  after  the  Closing  Date,  Seller receives any wire transfers of funds that relate to Accounts Receivable that  constitute  Assets,

Seller  shall  immediately  pay  such funds to Buyer.  In the event that Seller receives mail or other communications  which relate to the Business, the Assets or any of the Assumed Liabilities on or  after  the  Closing  Date, Seller will deliver  or  cause  to  be  delivered  promptly  to  Buyer  such mail or  other

communications.   Seller  agrees to keep and cause to be kept confidential  the contents of such mail or other communications.


      9.4   Taxes.  10)  Except for Taxes which constitute Assumed Liabilities,

Seller and Bombay will be liable  for  and will pay, and will indemnify, defend and hold harmless Buyer and its Affiliates (and directors, officers, employees,

stockholders,  successors,  assigns,  representatives   and  agents)  from  and

against, all Taxes (whether assessed or unassessed) applicable to the Business,

the  Assets and the Assumed Liabilities, in each case attributable  to  taxable years  or  periods  ending  on  or  prior  to the close of the day on which the

Closing occurs and, with respect to any Straddle  Period,  the  portion of such

Straddle Period ending on and including the close of the day immediately  prior to  the  day  on which the Closing occurs provided, that Seller and Bombay will not be liable for  or  pay,  and  will  not indemnify, defend or hold harmless,

Buyer and its Affiliates (and their respective  directors, officers, employees,

stockholders,  successors,  assigns,  representatives   and  agents)  from  and

against,  any Taxes for which Buyer is liable under this Agreement,  including,

pursuant to  Section  7.6(b) (which Taxes will be the liability of Buyer).  For this purpose, in the case  of  real  property,  personal  property and other ad valorem Taxes, Taxes for the period that includes the day immediately  prior to

the  Closing  Date  shall  be  prorated  on  a  daily  basis.   Seller shall be

responsible for the preparation and filing of all Tax Returns applicable to the

Business, the Assets and the Assumed Liabilities attributable to  taxable years or periods ending on or prior to the close of the day immediately prior  to the day on which the Closing occurs.


            (a)   Buyer  will  be  liable for and will pay, and will indemnify,

defend  and  hold harmless Seller and  its  Affiliates  (and  their  respective

directors,   officers,    employees,    stockholders,    successors,   assigns,

representatives  and agents) from and against, Taxes which  constitute  Assumed

Liabilities, all Taxes  (whether  assessed  or  unassessed)  applicable  to the

Business,  the  Assets  and  the  Assumed  Liabilities that are attributable to taxable years or periods beginning on the date on which the Closing occurs and,

with  respect  to  any Straddle Period, the portion  of  such  Straddle  Period beginning on the day on which the Closing occurs; provided, that Buyer will not be liable for or pay,  and  will not indemnify, defend or hold harmless, Seller and  its  Affiliates  (and their  respective  directors,  officers,  employees,

stockholders,  successors,   assigns,  representatives  and  agents)  from  and

against, any Taxes for which Seller  is liable under this Agreement, including,

pursuant to Section 7.6(a) or Section  5.10  (which Taxes will be the liability of Seller).  For this purpose, in the case of  real property, personal property and other ad valorem Taxes, Taxes for the period that includes the Closing Date shall  be  prorated  on  a daily basis.  Buyer shall  be  responsible  for  the preparation and filing of  all  Tax  Returns  applicable  to  the Business, the

Assets and the Assumed Liabilities attributable to taxable periods beginning on or after the day on which the Closing occurs.


            (b)   Seller and Bombay, on the one hand, or Buyer,  on  the  other hand,  as  the  case may be, will provide reimbursement for any Tax paid by one party or its Affiliates, all or a portion of which is the responsibility of the other party in accordance  with  the terms of this Section 7.6.  Not later than

10 business days prior to the payment  of  any  such Tax, the party paying such

Tax  will give notice to the other party of the Tax  payable  and  the  portion which is the liability of the other party, although failure to timely give such notice will not relieve the other party from its liability hereunder.


            (c)   After  the  Closing  Date, Seller, Bombay and Buyer will, and will  cause  their  respective Affiliates to:  (i)  assist  in  all  reasonable respects the other party in preparing any Tax Returns which such other party or its Affiliate is responsible  for  preparing  and filing; (ii) cooperate in all reasonable respects in preparing for any audits  of,  or  disputes  with taxing authorities  regarding, any Tax Returns concerning the Business, the Assets  or the Assumed Liabilities;  (iii)  make  available  to the other party and to any taxing authority as reasonably requested by the other  party  all  information,

records, and documents relating to Taxes concerning the Business, the Assets or the  Assumed  Liabilities;  (iv)  provide  timely notice to the other party  in writing  of any pending or threatened Tax audits  or  assessments  relating  to

Taxes concerning  the  Business,  the  Assets  or  the  Assumed Liabilities for

taxable  periods  for  which  the other party may have a liability  under  this

Section 7.6; and (v) furnish the  other party with copies of all correspondence received  from  any taxing authority  in  connection  with  any  Tax  audit  or information request with respect to any such taxable period.


            (d)   Notwithstanding  anything  to the contrary in this Agreement,

the  obligations  of  the  parties  set  forth in Section  7.6(a)-(d)  will  be unconditional and absolute and will remain  in  effect for a period of 10 years from the Closing Date.


      10.2  Sales Representative Agreements.  Seller  and  Bombay agree that if requested by Buyer, Seller and Bombay shall assist Buyer in  securing  consents from  Seller's  sales  representatives  to  transfer their sales representative agreements  to Buyer; provided, however, such  consents  must  contain  a  full release (to the  extent permitted by Law) of Bombay and Seller.  Neither Bombay nor Seller shall be  required  to expend any funds or an unreasonable amount of time or effort in performing its  duties  under this Section 7.7.  With respect to  any  agreements  not  transferred within ninety  (90)  days  following  the

Closing, Seller and Bombay shall have the right to terminate such agreements.


11.   EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS


      11.1  Employees.  On  or  prior  to  the  Closing  Date, Seller will have terminated, as of the Closing Date, the employment of all Employees employed by

Seller  in  the  Business (other than those Employees listed  on  Schedule  8.1 hereto).  Seller will  retain  all  liabilities,  and carry out all obligations with  respect  to  each  such  terminated  Employee's  compensation,  benefits,

vacation  pay  and other entitlements resulting from such  termination.   Buyer

will, effective  as  of  the  Closing  Date,  offer  to  employ,  on  terms and conditions  substantially  the  same  as  the Employee's then current terms  of employment with respect to base salary (excluding  any  right to participate in any Employee Benefit Plan), the Employees employed by Seller  in  the  Business

(other  than  those  Employees  listed on Schedule 8.1 thereto). Neither Seller

(excluding  Gregory  Waylock)  nor Bombay  will  make  any  representations  or assurances to the Employees that  all  or any of them will be hired by Buyer or what their wages, hours, or terms and conditions  of  employment  would be were they employed by Buyer.


      11.2  Benefit  Plans.   Without  limiting  the generality of Section  2.2

hereof, and except as otherwise provided in this Article  8,  Seller and Bombay will  retain and be solely responsible for (i) all liabilities and  obligations under all  of  Seller's  Benefit  Plans  and  Benefit  Arrangements (other than

Assumed Liabilities), including all liabilities and obligations  arising  under the  continuation  coverage requirements of COBRA with respect to Employees and their dependents whose  health  care  continuation  rights  arise  out  of  the transactions  contemplated  hereby;  (ii)  any  long-term  disability  benefits

provided   under   any  Benefit  Plan,  including  any  claims  resulting  from disabilities incurred  but  not  reported  as  of  the  Closing Date; (iii) any benefits provided to Employees who do not become Continuing Employees; (iv) any expenses  incurred under Seller's Benefit Plans and Benefit  Arrangements;  and

(v) any award  of  stock  appreciation rights, stock options, restricted stock,

performance shares or units,  or  other  incentive  compensation  by  Seller or

Bombay.


      11.3  No  Right  to  Benefits.   No provision contained in this Agreement

will create any third party beneficiary  or  other  rights  in  any Employee or former Employee of Seller (or any beneficiary or dependent thereof)  in respect of  continued employment or resumed employment with Buyer or the Business,  and no provision  of  this Agreement will create any such rights in any such Person in respect of any benefits that may be provided under any employee benefit plan or arrangement that may be established by any Buyer.


      11.4  Employee  Agreements.   Subject to required consents, Seller hereby

assigns to Buyer all of Seller's rights  under  all  confidentiality  and  non-

competition  agreements  that  exist  with  any  Employees  (other  than  those

Employees,  if  any,  retained  by Seller).  Immediately upon execution of this

Agreement, Seller shall provide copies of all such agreements to Buyer.


      11.5  Right to Change Benefits.   Buyer  will  have  the  right,  in  the

exercise  of its managerial discretion, to make changes or cause changes in the compensation,  benefits  (including  medical,  pension,  thrift  plan  or other benefits),  and  other terms of employment for, and to terminate the employment of, any Continuing Employee.


12.   CLOSING OBLIGATIONS  OF  SELLER.  Simultaneous with the execution of this

Agreement, Seller shall provide the following documents to Buyer:


      12.1  Closing Documents.   Seller  will  have  executed  and delivered to

Buyer the Seller Documents.


      12.2  Secretary's  Certificate.  Seller will have delivered  to  Buyer  a certificate, in form and substance  reasonably satisfactory to Buyer, signed by the Secretary of Seller and dated the Closing Date, certifying the accuracy and completeness  of  the  following  documents  to  be  delivered  therewith:  (i)

resolutions duly adopted by the Board  of  Directors  of Seller authorizing and approving  the  transactions contemplated hereby; and (ii)  the  incumbency  of certain officers of Seller.


      12.3  Ancillary   Agreements.   Seller  shall  execute  and  deliver  the

Ancillary Agreements with Buyer.


      12.4  Certificates  of  Good  Standing.   Seller shall provide Buyer with

certificates  of good standing (tax and corporate,  to  the  extent  available)

issued by the States  of  Delaware, Georgia, Pennsylvania, Nevada, Texas, North

Carolina and Illinois.


      12.5  Inventory to be  Delivered.   On  the  Closing  Date,  Seller shall

deliver  to Buyer approximately $1,500,000 (based on Seller's Landed  Cost)  of

Inventory,  consisting  of SKUs agreed to by the parties and listed on Schedule

1.1(ii).


      12.6  Lease Assignments.  Seller shall deliver showroom lease assignments

executed  by  Seller  and  the   applicable  showroom  landlords,  which  lease

assignments shall contain a full release by the landlord of Seller.


      12.7  UCC-3s.  Seller shall  deliver  UCC-3s  listing  Wells Fargo Retail

Finance, LLC as a secured party and releasing its Liens on the Assets.


13.   CLOSING  OBLIGATIONS  OF  BUYER.   Simultaneous  with execution  of  this

Agreement, Buyer shall provide the following documents to Seller:


      13.1  Purchase Price and Closing Documents.  Buyer will have delivered to

Seller  the  Purchase  Price  as provided in Section 3.2 and  Buyer  will  have executed and delivered to Seller the Buyer Documents.


      13.2  Secretary's Certificate.   Buyer  will  have  delivered to Seller a

certificate, in form and substance reasonably satisfactory to Seller, signed by the Secretary of Buyer and dated the Closing Date, certifying  the accuracy and completeness of the following documents to be delivered therewith:  (i) Buyer's

Articles  of  Incorporation and Bylaws as in effect on the Closing  Date;  (ii)

resolutions duly  adopted  by  the  Board of Directors of Buyer authorizing and approving the transactions contemplated  hereby;  and  (iii)  the incumbency of certain officers of Buyer.


      13.3  Ancillary   Agreements.   Buyer  shall  execute  and  deliver   the

Ancillary Agreements.


14.   SURVIVAL.  All covenants,  agreements  and  indemnities  contained herein survive indefinitely, without limitation as to time (except as may be otherwise provided in such covenants and agreements), the execution and delivery  of this

Agreement  and  the  Closing  hereunder.   All  representations  and warranties

contained herein shall survive for a period of one year from the Closing  Date;

provided,  however, that the representations and warranties as to environmental and  tax matters  shall  terminate  and  expire  upon  the  expiration  of  the applicable statute of limitations or any extensions thereof.


15.   INDEMNIFICATION.


      15.1  Obligation  of  Seller to Indemnify.  Seller and Bombay jointly and severally agree to indemnify, defend and hold harmless Buyer and its Affiliates

(and their respective directors, officers, employees, stockholders, successors,

assigns,  representatives, attorneys  and  agents)  (collectively,  the  "Buyer

Indemnitees")   from   and   against  all  claims,  losses,  actions,  demands,

liabilities, damages, deficiencies,  diminution  in  value,  costs or expenses,

including interest, penalties and reasonable attorneys' fees and  disbursements

(collectively,  "Losses"),  actually  incurred,  suffered or paid, directly  or indirectly,  by or asserted against any of the Buyer  Indemnitees  based  upon,

arising out of,  in connection with, or otherwise in respect of: (i) any breach of any representation  or  warranty  of  Seller  or  Bombay  contained  in this

Agreement,  the  Schedules hereto, or the Seller Documents; (ii) any breach  of any covenant or agreement  of  Seller  or Bombay contained in this Agreement or any  Seller  Document;  (iii)  any Retained  Liability;  (iv)  any  proceedings currently  or in the future pending  against  Seller  or  Bombay  except  those relating to  an  Assumed  Liability  or  Assumed Contract (only with respect to matters occurring prior to the Closing Date);  (v) relating to the operation of

Seller, the Business or the Facilities prior to  the  Closing  Date;  provided,

however,  Seller and Bombay shall have no indemnity obligation under this  item

(v) to the Buyer Indemnitees (x) with respect to matters listed on Schedules to this Agreement  or as to matters as to which Bombay and Seller are relying upon

a  certificate  from   Gregory   Waylock  in  making  its  representations  and

warranties,  (y)  with  respect to matters  limited  to  Seller's  or  Bombay's

Knowledge, for matters as  to  which  they  have no Knowledge, and (z) absent a final non-appealable judgment or settlement (subject  to Buyer's, Seller's, and

Bombay's  mutual  agreement)  which  holds  Buyer liable as  the  successor  in interest  to  Seller  for matters exclusively arising  from  the  operation  of

Seller, the Business or  the  Facilities  prior  to  the Closing Date; (vi) the

Employees,  agents,  consultants,  sales  representatives  or  distributors  of

Seller; (vii) the failure of Seller to comply  with applicable bulk sales laws;

(ix) any of Seller's or Bombay's Benefit Plans or Benefit Arrangements; (x) any

penalties, fines or assessments against Seller or Bombay imposed or assessed by any Governmental Entity relating to matters that arose or occurred prior to the

Closing Date; (xi) Seller's failure to have the  Permits  necessary  to operate

the   Business  or  own  or  operate  its  properties  or  assets;   (xii)  the

contribution  by Bombay or any director, manager, officer or employee of Bombay to any political  party  or  candidate (other than personal funds of directors,

officers  or employees not reimbursed  by  their  respective  employees  or  as otherwise permitted  by  Law);  or  (xiii) the payment by the Persons listed in item (xii) above to any government or agency thereof, any agent of any supplier or customer, of any bribe, kick-back or other similar unlawful payment.


      15.2  Obligation  of  Buyer to Indemnify.   Buyer  agrees  to  indemnify,

defend  and hold harmless Seller  and  its  Affiliates  (and  their  respective

directors,    officers,    employees,    stockholders,   successors,   assigns,

representatives, attorneys and agents) (collectively  the "Seller Indemnitees")

from and against any Losses actually incurred, suffered  or  paid,  directly or indirectly, by the Seller Indemnitees based upon, arising out of, in connection with,  or  otherwise  in  respect  of: (i) any breach or alleged breach of  any representation or warranty of Buyer  contained  in this Agreement, or the Buyer

Documents; (ii) any breach or alleged breach of any  covenant  or  agreement of

Buyer  contained  in  this  Agreement  or any Buyer Document; (iii) any Assumed

Liability or Assumed Contract, (only with  respect  to  matters occurring after the  Closing  Date); or (iv) the operation of the Business  after  the  Closing

Date.


      15.3  Notice  and Opportunity to Defend.  11)  Within ten (10) days after receipt by any Person  entitled  to  indemnification under this Article 12 (the

"Indemnitee")  of  notice  of  any  demand,  assertion  or  other  circumstance

(including  receipt  of  a report prepared  by  a  third  party  consultant  or engineer) which could give  rise  to  a claim or obligation or the commencement

(or threatened commencement) of any action,  proceeding or investigation (each,

an "Asserted Liability") that may result in a  Loss,  the  Indemnitee will give notice  thereof  (the  "Claims  Notice")  to  the  party obligated  to  provide indemnification or payment pursuant to Section 12.1  or 12.2 (the "Indemnifying

Party"),  as  the  case  may be, subject to the procedures  contained  in  this

Section 12.3.  The Claims  Notice  will  describe  the  Asserted  Liability  in reasonable  detail  and will, if possible, indicate the amount of the Loss that

has  been  or  may be suffered  by  the  Indemnitee.   In  no  event  will  the

Indemnitee's failure  to give a Claims Notice to the Indemnifying Party relieve the Indemnifying Party  of  any  liability under this Article 12, except to the extent that such failure materially prejudices the Indemnifying Party's ability to adequately defend such claim.


            (a)   After giving the  Claims  Notice, the Indemnitee shall permit the  Indemnifying  Party  to assume the defense  of  such  claim  with  counsel

reasonably  satisfactory  to   the  Indemnitee;  provided,  however,  that  any

Indemnitee shall have the right  to  employ separate counsel and to participate in the defense of such claim, but the  fees  and expenses of such counsel shall be at the expense of Indemnitee unless: (x) the  Indemnifying Party has agreed,

in writing, to pay such fees or expenses; (y) the Indemnifying Party shall have failed  to  assume  the  defense  of such claim and employ  counsel  reasonably satisfactory to the Indemnitee within  fourteen (14) days of the receipt of the

Claims Notice; or (z) based upon advise  of  counsel  to  the Indemnitee, there shall  be  one  or  more  defenses  available  to the Indemnitee that  are  not available to the Indemnifying Party or there shall  exist conflicts of interest pursuant to applicable rules of professional conduct between the Indemnitee and

the  Indemnifying  Party  (in  which  case  if  the  Indemnitee   notifies  the

Indemnifying  Party  in  writing that the Indemnitee elects to employ  separate counsel at the expense of  the Indemnifying Party, the Indemnifying Party shall not have the right to assume  the  defense  of  such  claim  on  behalf of such

Indemnitee),  in  each  of  which events the fees and expenses of such  counsel shall be at the expense of the Indemnifying Party.  The Indemnifying Party will not be subject to any liability  for  any  settlement  made without its consent

(but such consent will not be unreasonably withheld, conditioned,  qualified or delayed),  but  if  settled  with  its written consent, or if there be a  final judgment  against  the  Indemnitee  in  any  such  action  or  proceeding,  the

Indemnifying Party shall indemnify and hold  harmless  the  Indemnitee from and against any loss or liability (to the extent stated above) by  reason  of  such settlement or judgment.  No Indemnitee will be required to consent to entry  of any  judgment  or  enter  into  any  settlement  which  does  not include as an unconditional term thereof the giving by the complainant or plaintiff  to  such

Indemnitee  of  a  release  from  all  liability  in  respect  to such claim or litigation.


      11.2  Limitations  on Amount - Seller.  Seller and Bombay shall  have  no liability (for indemnification  or  otherwise)  with  respect to claims arising under Section 12.1 until the total of all Losses with respect  to  such matters exceeds  $75,000,  and  then  only  for  the amount by which such Losses exceed

$75,000.  However, the provisions of the preceding  sentence shall not apply to claims  arising  under  Section  12.1 in respect of breaches  of  Seller's  and

Bombay's representations, warranties  and  covenants contained in Sections 5.7,

5.10,  5.15  and  7.2.   Notwithstanding anything  in  this  Agreement  to  the

contrary, in no event shall  the  amount  of  Losses  indemnified by Seller and

Bombay  exceed  an amount equal to the amount of the Purchase  Price  plus  the amount paid by Buyer to Seller pursuant to Section  3.2(d).


      11.3  Limitations  on Amount - Buyer.  Buyer shall have no liability (for indemnification or otherwise) with respect to claims arising under Section 12.2 until the total of all Losses with respect to such matters exceeds $75,000, and then only for the amount by  which  such  Losses  exceed $75,000.  However, the provisions of the preceding sentence shall not apply  to  claims  arising under

Section 7.2.


12.COVENANT NOT TO COMPETE.


      12.1  Agreement Not to Compete.  12) As a material inducement to Buyer to enter  into  this  Agreement  and  to  consummate the transactions contemplated hereby, and for and in consideration of  the  sum of $50,000 (which constitutes part of the Purchase Price) to be paid to Seller  at Closing, Seller and Bombay agree to the covenants and agreements set forth in  this  Section  13.1 for the benefit of Buyer and its Affiliates.


            (a)   Neither Seller, Bombay nor any of their respective Affiliates will,  at  any  time  from  and  after  the  Closing Date and through the first anniversary of the Closing Date, without the prior  written  consent  of Buyer,

(i) directly or indirectly engage in, or (ii) acquire control of or more than a five  percent  (5%)  interest  in a publicly-traded entity, or assist or render services (whether or not for compensation,  or as an agent, advisor, consultant or lender) to or for, any business involved in  the  wholesale  sale  of accent

furniture  worldwide.   Notwithstanding  anything  contained  in  this  Section

13.1(b)  to  the contrary, Seller, Bombay and their respective Affiliates shall have no such restrictions  with  respect  to  (i) operating retail stores; (ii)

selling products on a wholesale basis to, and providing  advisory or consulting services  to,  the  international  licensees of Seller's Affiliates;  or  (iii)

occasional sales of over-stock and close-out  items  to  the  wholesale trade;"

provided  however,  that nothing in this Section 13.1(b) shall prevent  Seller,

Bombay or any of their  respective  Affiliates  from acquiring more than a five percent  (5%) interest in a publicly-traded entity  whose  most  recent  annual financial  statements  indicate  that less than 25% of its annual revenues were derived from the wholesale selling of accent furniture.


            (b)   The parties agree that they will not (and will not permit any of their Affiliates to), at any time  from  and  after  the  Closing  Date  and through  the  one  year anniversary thereof, directly or indirectly through the actions of any other Person, whether for its own benefit or for that of another

Person, whether for its own benefit or for that of another Person:  (i) solicit for hire, divert or  hire,  or attempt to solicit for hire, divert or hire, any individual who then is or at  any time within the 12 month period preceding the proposed hire date, an officer, director, manager, or other employee of another party hereto or any of its Affiliates,  or induce or attempt to induce any such individual to terminate his or her employment  with  the  other party or any of its  Affiliates;  or (ii) take any action, or advise or assist  any  Person  in taking any action that  could damage the relationships between such parties and the suppliers listed on Schedule 5.18(b).


      12.2  Confidentiality.   13)   As  used  in  this  Section 13.2, the term

"Confidential Information" includes any and all of the following information of the Buyer, Seller, and Seller's Affiliates that has been disclosed  in any form by  either  party  (Buyer  on  the  one  hand,  and  Seller and its Affiliates,

collectively  on  the  other  hand),  or its representatives  (collectively,  a

"Disclosing Party") to the other party  or its representatives (collectively, a

"Receiving Party"):


            (i)   all information that is a trade secret under applicable trade secret or other Law;


            (ii)  all  information  concerning  product  specifications,  data,

      know-how,   formulae,   compositions,   processes,   designs,   sketches,

      photographs, graphs, drawings,  samples,  inventions  and ideas, research and  development,  manufacturing or distribution methods  and  processes,

      customer  lists, customer  requirements,  price  lists,  market  studies,

      business plans,  computer  hardware,  software and database technologies,

      systems, structures, and architectures;


            (iii) all information concerning  the  business  and affairs of the

      Disclosing  Party  (which  includes  historical  and  current   financial

      statements,   financial   projections   and   budgets,  tax  returns  and

      accountants' materials, historical, current and  projected sales, capital spending  budgets and plans, business plans, strategic  plans,  marketing and advertising plans, publications, client and customer lists and files,

      contracts,  the  names  and  backgrounds  of  key personnel and personnel

      training   techniques  and  materials,  however  documented),   and   all

      information  obtained  from review of the Disclosing Party's documents or property or discussions  with the Disclosing Party regardless of the form of the communication; and


            (iv)  all notes, analyses,  compilations,  studies,  summaries  and other  material  prepared by the Receiving Party to the extent containing or based, in whole  or  in  part,  upon  any  information included in the foregoing.


            (b)   Any  trade  secrets  of  a  Disclosing Party  shall  also  be entitled to all of the protections and benefits  under  applicable trade secret law and any other applicable Law.  If any information that  a  Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be  a  trade  secret for purposes of this Section 13.2, such information  shall still be considered  Confidential  Information  of  that  Disclosing  Party for purposes of this Section 13.2 to the extent included within the definition.  In the  case  of trade secrets, both Buyer and Seller hereby waive any requirement that the other  party submit proof of the economic value of any trade secret or post a bond or other security.


            (c)   Each   Receiving  Party  acknowledges  the  confidential  and

proprietary nature of the  Confidential Information of the Disclosing Party and

agrees  that  for  a  period of  one  (1)  year  from  the  Closing  Date  such

Confidential Information shall be kept confidential by the Receiving Party; and

shall not be disclosed  by  the  Receiving  Party to any person, except in each case as otherwise expressly permitted by the  terms  of  this Agreement or with the  prior  written  consent  of an authorized representative  of  Seller  with respect to Confidential Information  of  Seller or an authorized representative of Buyer with respect to Confidential Information  of  Buyer.  Buyer and Seller

shall  disclose the Confidential Information of the other  party  only  to  its representatives who are informed by Buyer or Seller, as the case may be, of the obligations  of  this  Section 13.2 with respect to such information, and Buyer and Seller shall be responsible  and liable for any breach of the provisions of this Section 13.2 by it or its representatives.


            (d)   Seller  and  Bombay   shall   maintain  as  confidential  any

Confidential Information (for this purpose, any information  of  Seller  of the type  referred  to  in  Sections  13.2(a)(i),  (ii)  and  (iii), whether or not disclosed to Buyer) of the Seller relating to any of the Assets  or the Assumed

Liabilities.  Notwithstanding the preceding sentence, Seller or its  Affiliates may  use  any  Confidential  Information  without  restriction,  as  they  deem reasonably  necessary  to  comply  with  applicable securities Laws and related filing and disclosure requirements, including without limitation, the filing of this Agreement with the United States Securities and Exchange Commission.


            (e)   From and after the Closing  Date,  the  provisions of Section

13.2(c) above shall not apply to or restrict in any manner  Buyer's  use of any

Confidential  Information  of  the Seller relating to any of the Assets or  the

Assumed Liabilities, except for  Merchandise  Supplier Information, which shall be subject to the restrictions contained herein  and  the  Consulting  Services

Agreement.


            (f)   Sections  13.2(c)  and  (d) do not apply to that part of  the

Confidential Information of a Disclosing Party  that  was  or  is (a) generally available to the public other than as a result of a breach of this Section 13.2 or the Confidentiality Agreement by the Receiving Party or its Representatives;

(b)  developed  by  the  Receiving  Party  independently  of  any  Confidential

Information of the Disclosing Party; or (c) available to the Receiving Party on a  non-confidential  basis  from  a  third party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure.


            (g)   If a Receiving Party  becomes  compelled in any proceeding or is requested by a Governmental Entity to make any disclosure that is prohibited or  otherwise  constrained  by this Section 13.2, that  Receiving  Party  shall provide the Disclosing Party  with  prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 13.2. In the absence of a  protective order or other remedy, the  Receiving  Party  may  disclose  that portion  (and  only  that  portion)  of  the  Confidential  Information  of the

Disclosing Party that, based upon advice of the Receiving Party's counsel,  the

Receiving  Party is legally compelled to disclose or that has been requested by such Governmental Entity, provided, however, that the Receiving Party shall use reasonable efforts  to  obtain  reliable  assurance that confidential treatment will  be  accorded by any Person to whom any  Confidential  Information  is  so disclosed.  The  provisions  of  this  Section  13.2(g)  do  not  apply  to any proceedings  between  the parties to this Agreement, or to disclosures made  by

Seller or any of its Affiliates pursuant to Section 13.2(d).


            (h)   The parties  agree  that  the provisions of this Section 13.2 are expressly subject to the terms and conditions  of  the  Consulting Services

Agreement.


      13.2  Enforcement.   The  parties  hereto  agree and stipulate  that  the

agreements  and covenants contained in this Article  13  hereof  are  fair  and reasonable in  light  of all of the facts and circumstances of the relationship between Buyer, Bombay and  Seller; however, Buyer, Bombay  and Seller are aware that in certain circumstances  courts  have  refused  to  enforce  or otherwise restrict certain agreements not to compete.  Therefore, in furtherance  of, and not  in  derogation  of  the  provisions  of this Article 13, Buyer, Bombay and

Seller agree that in the event a court should decline to enforce the provisions of Article 13, that Article 13 shall be deemed  to  be  modified or reformed to restrict Seller's and Bombay's competition with Buyer and its Affiliates to the maximum extent, as to time, geography and business scope, which the court shall find  enforceable;  provided,  however,  in  no event shall the  provisions  of

Article  13 be deemed to be more restrictive to  Seller  than  those  contained herein.


14.   MISCELLANEOUS


      14.1  Publicity.   Except  as  otherwise required by any applicable Laws,

including without limitation the securities  Laws,  rules  and  regulations and related filing and disclosure requirements, neither Seller nor Buyer  will make any  publicity release, statement or announcement concerning this Agreement  or the transactions contemplated hereby without the prior written approval thereof by Buyer  or  Seller, as the case may be, except as required by applicable Law,

in which case the  party  issuing  the release, statement or commencement shall so advise the other party in writing  and  submit  a  copy  of  such release in advance of such issuance.


      14.2  Notices.  Any notice or other communication required  or  permitted hereunder  will  be  in  writing  and  will  be  delivered  personally, sent by facsimile  transmission  or  sent  by  certified,  registered or express  mail,

postage  prepaid.   Any  such  notice  will  be  deemed  given  when  delivered personally, or sent by facsimile transmission (after receiving  confirmation of receipt)  or,  if  mailed,  five  days after the date of deposit in the  United

States  mail or, if express mailed,  one  Business  Day  after  delivery  to  a reputable overnight express mail courier, as follows:


            (i)   If to Buyer, to:


                        Bailey Street Holding Company
                        550 Bailey Avenue
                        Fort Worth, Texas 76017
                        Attn: President
                        Telecopy:  (817) 339-3730


                        with a copy (which copy shall not constitute notice to Buyer):

                        Locke Liddell & Sapp LLP
                        2200 Ross Avenue
                        Suite 2200
                        Dallas, Texas 75201
                        Attention:  Gina E. Betts, Esq.
                        Telecopy:  (214) 740-8929


                        (ii)  If to Seller, to:

                        The Bombay Company, Inc.
                        550 Bailey Avenue
                        Fort Worth, Texas 76017
                        Attention: Michael J. Veitenheimer, Esq.
                        Telecopy: (817) 332-3739



Either party may by notice given in accordance with this Section 14.2 designate another address or Person for receipt of notices hereunder.


      14.3  Entire Agreement.  This Agreement (including the Schedules hereto),

the Buyer Documents and the Seller  Documents  contain the entire agreement and understanding among the parties with respect to  the  purchase  and sale of the

Assets  and  supersede  all  prior  agreements,  written or oral, with  respect thereto, including, but not limited to, the Letter of Intent.


      14.4  Amendments and Waivers; Preservation of  Remedies.   This Agreement

may be amended, superseded, canceled, renewed or extended, and the terms hereof may  be waived, in each case only by a written instrument signed by  Buyer  and

Seller  or, in the case of a waiver, by the party waiving compliance.  No delay on the part  of  either  party  in  exercising  any  right,  power or privilege hereunder will operate as a waiver or ratification thereof; nor will any waiver on  the  part  of either party of any such right, power or privilege,  nor  any single or partial  exercise of any such right, power or privilege, preclude any further exercise thereof  or  the  exercise  of  any other such right, power or privilege.


      14.5  Governing Law, Jurisdiction, Forum Selection.   This Agreement, and

the rights and obligations of Buyer and Seller hereunder, will  be governed by,

and construed and enforced in accordance with, the internal substantive laws of the State of Texas, without regard to principles of conflict of laws. Buyer and

Seller each agrees that any action or proceeding based upon or relating to this

Agreement will, to the fullest extent permitted by applicable law,  be  brought and  maintained  exclusively  in  the  courts  of Dallas County in the State of

Texas, Dallas Division or in the United States District  Court for the Northern

District of Texas, Dallas Division.  Buyer and Seller each  hereby  irrevocably submits  to the jurisdiction and venue of the courts of the State of Texas  and of the United  States District Court for the Northern District of Texas, Dallas

Division for purposes  of any such action or proceeding, and irrevocably agrees to be bound by any judgment  rendered by any such court in connection with such action or proceeding, subject  to  all  rights  of  appeal and reconsideration.

Buyer  and  Seller  each  hereby  irrevocably  waives,  to the  fullest  extent permitted by law, any objection that it may have to the laying  of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.


      14.6  Binding Effect; No Assignment.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective  successors and assigns.  This Agreement may not be assigned by either party hereto without the  prior written consent of the other party; provided, that Buyer may  assign any or  all  of its rights hereunder to one or more Affiliates of Buyer, but no such assignment will release Buyer from any of its obligations hereunder.


      14.7  Variations  in  Pronouns.   All pronouns and any variations thereof

refer to the masculine, feminine or neuter,  singular or plural, as the context may require.


      14.8  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so  executed and delivered will be an original, and all such counterparts will together  constitute  one  and  the same instrument.


      14.9  Schedules.  The Schedules are an integral part of this Agreement as if  fully  set  forth  herein.  All references herein to Articles, Sections and

Schedules will be deemed references to such parts of this Agreement, unless the context otherwise requires.


      14.10 Headings.  The headings in this Agreement, in any Appendix, Exhibit or Schedule hereto and in the table of contents are for reference only and will not affect the meaning or interpretation of this Agreement.


      14.11 Severability  of  Provisions.   If  any provision or portion of any

provision  of  this  Agreement, or the application of  any  such  provision  or portion to any Person  or circumstance, shall be held invalid or unenforceable,

the remaining provisions  of  this  Agreement  or the remaining portion of such provision,  and the application of such provision  or  portion  to  Persons  or circumstances other than those as to which it is held invalid or unenforceable,

will not be affected thereby.


      14.12 No  Third-Party Beneficiaries.  Nothing herein expressed or implied is intended or shall  be  construed to confer upon or give to any Person, other than the parties hereto and  their respective successors and permitted assigns,

any rights or remedies under or by reason of this Agreement.

      IN WITNESS WHEREOF, the  parties have executed this Agreement on the date first above written.


BUYER:                       SELLER:

BAILEY STREET HOLDING COMPANYBAILEY STREET TRADING COMPANY

By:                          By:
Name:                        Name:
Title:                       Title:
                             BOMBAY:
                             THE BOMBAY COMPANY, INC.
                             By:
                             Name:
                             Title:

                                                                     APPENDIX A


                        DEFINITIONS AND RULES OF USAGE


                                Rules of Usage


      The terms defined below shall  have  the  respective  meanings  set forth below  for all purposes, and such meanings shall be equally applicable to  both the singular  and plural forms of the terms defined.  "Include," "includes" and

"including" shall be deemed to be followed by "without limitation."  "Writing,"

"written" and comparable terms refer to printing, typing, lithography and other means of reproducing  words  in a visible form, including electronic or digital

formats.   Any instrument or Law  defined  or  referred  to  below  or  in  any instrument that  recites it is to be construed in accordance with this Appendix means such instrument  or  Law  as  from  time  to  time  amended,  modified or supplemented,  including (in the case of instruments) by waiver or consent  and

(in the case of  Laws)  by succession of comparable successor Laws and includes

(in  the  case of instruments)  references  to  all  exhibits,  appendices  and attachments  thereto  and  instruments incorporated therein.  References to any

Person are, unless the context  otherwise  requires, also to its successors and assigns.  "Hereof," "herein," "hereunder" and  comparable  terms  refer  to the entire  instrument  in  which  such  terms  are  used and not to any particular

article,   section   or  other  subdivision  thereof  or  attachment   thereto.

References to the singular  include,  unless  the  context  otherwise requires,

references  to  the  plural  and  vice  versa.  References in an instrument  to

"Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article,  section  or  subdivision  of  or an attachment to such instrument.


                                  Definitions


              "Accounts Receivable" means all accounts and notes receivable  of the Business, calculated in accordance with GAAP.


            "AEA"  means  the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.).


            "Affiliate" means,  with  respect  to  any Person, any other Person controlling, controlled by or under common control with, such Person.


            "Agreement" means the Asset Purchase Agreement  dated as of May __,

2005,  by  and  between  Buyer  and  Seller,  as  may  be amended, modified  or supplemented from time to time.


            "Ancillary   Agreements"  means  the  Assignment   and   Assumption

Agreement  with respect to  each  Assumed  Contract,  the  Bill  of  Sale,  the

Consulting Services  Agreement,  the  Transition  Services  Agreement  and  the

Trademark  Assignment  substantially  in the forms attached to the Agreement as

Exhibits C, F, D, E and B, respectively.


            "Annual Financial Statements"  has the meaning specified in Section

5.12.


            "Asserted Liability" has the meaning specified in Section 12.3.


            "Assets" has the meaning specified in Section 1.1.


            "Assignment and Assumption Agreement"  means  that  certain form of agreement  by  which  Seller  assigns  and  Buyer assumes certain contracts  of

Seller.


            "Assumed Contracts" has the meaning specified in Section 1.1.


            "Assumed Liabilities" has the meaning specified in Section 2.1.


            "Benefit  Arrangements" means each  and  all  retirement,  savings,

bonus,  commission, deferred  compensation,  incentive  compensation,  holiday,

vacation,  severance  pay, stock option, stock purchase, performance, sick pay,

sick  leave,  disability,   tuition   refund,   service   award,  company  car,

scholarship, relocation, patent award, fringe benefit or other employee benefit plans, and contracts, policies, practices or arrangements providing employee or executive compensation benefits to Employees, other than the Benefit Plans.


            "Benefit  Plans"  means  each and all "employee benefit  plans"  as defined in Section 3(3) of ERISA, currently  or at any time during the past six years maintained or contributed to by the Controlled  Group,  including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(1)

of ERISA, and (ii) any such plans that are "employee pension benefit  plans" as defined in Section 3(2) of ERISA, regardless of whether such Benefit Plans  are excluded from ERISA coverage by Section 4 of ERISA.


            "Bill  of  Sale"  means   that  certain  form of agreement attached

hereto as Exhibit F.


            "Business"  has  the meaning specified in the  second  introductory paragraph of the Agreement.


            "Business Day" means,  any  day  other  than  Saturday, Sunday or a

United  States  federal  holiday  on  which  federally  chartered  banking  and financial institutions are not open for the transaction of business.


            "Buyer"  has  the  meaning  specified  in  the  first  introductory paragraph of the Agreement.


            "Buyer Documents" means, collectively, the Ancillary Agreements and the other documents to be delivered on or prior to the Closing  Date  by  Buyer pursuant to the Agreement.


            "Buyer Indemnitees" has the meaning specified in Section 12.1.


            "CAA" means the Clean Air Act (42 U.S.C. Section 7401 et seq.).


            "CERCLA"    means   the   Comprehensive   Environmental   Response,

Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.).


            "Claims Notice" has the meaning specified in Section 12.3.


            "Closing" has the meaning specified in Section 4.


            "Closing Date" has the meaning specified in Section 4.


            "COBRA" means  Section  4980B  of the Code and Part 6 of Title I of

ERISA.


            "Code" means the Internal Revenue Code of 1986, as amended.


            "Condition of the Business" means the business, operations, assets,

liabilities, properties, condition (financial or otherwise) or prospects of the

Business.


            "Confidential Information" has the  meaning  specified  in  Section

13.2.


            "Consulting   Services   Agreement"  means  that  certain  form  of

agreement attached hereto as Exhibit D where by Seller shall provide consulting services to Buyer relating to sourcing  relationships  and  shall  license  its supplier  list  to Buyer, subject to the limitations and restrictions contained therein.


            "Contaminant"   means  (i) those  substances  included  within  any

statutory  and/or  regulatory  definitions of "hazardous substance," "hazardous

waste,"   "extremely  hazardous  substance,"   "mold,"   "fungus,"   "regulated

substance,"   "contaminant,"   "pollutant",   "hazardous  material"  or  "toxic

substance," under any Environmental Law, (ii) those  substances  listed  in  49

C.F.R.  172.101  and  in  40  C.F.R.  Part  302;  (iii) any  material, waste or substance  which  is  (A) petroleum,  oil  or a fraction thereof, (B) asbestos,

(C) polychlorinated biphenyls, (D) formaldehyde, (E) designated as a "hazardous substance" pursuant to 33 U.S.C. {section} 1321 or listed pursuant to 33 U.S.C.

{section}  1317;  (F)  explosives  or  (G) radioactive   materials   (including

naturally occurring radioactive materials); (iv) solid wastes (as defined under

Environmental  Laws),  (v)  radon gas in an ambient air concentration exceeding four picocuries per liter (4 pCi/l); and (vi) such other substances, materials,

or wastes that are or become  classified  or regulated as harmful, hazardous or toxic, or the presence of which or, the release of which into, or in air, soil,

water or any other environmental medium is  regulated  or  controlled under any federal, state or local law or regulation as now or hereafter amended.


            "Continuing Employee" means each Employee who becomes  an  employee of Buyer as of the Closing Date or within 60 days thereafter.


            "Contract Consents" has the meaning specified in Section 5.7.


            "Controlled  Group"  means  Seller, any Affiliate of Seller or  any other organization that together with Seller  is  treated  as a single employer under Section 414 of the Code.


            "CWA"  means  the Federal Water Pollution Control  Act  (33  U.S.C.

Section 1251 et seq.).


            "Deeds  and  Assignments"   means,   collectively,   the  following

instruments  and agreements, in each case in a form reasonably satisfactory  to

Seller and Buyer:   (i)  a  bill  of  sale;  and  (ii) such other agreements or documents  as Buyer reasonably deems necessary or appropriate  to  vest  in  or confirm to Buyer title to all the Assets.


            "Employees"  means all employees of Seller immediately prior to the

Closing Date (excluding those  on  lay-off or leave of absence, whether paid or unpaid, seasonal, temporary and/or part-time employees).


            "Enforcement Exception" has the meaning specified in Section 5.3.


            "Environmental Claim" means any claim; demand, enforcement or other action including grand jury or other  proceedings  by  investigative  bodies or tribunals;  cause  of action; suit; loss; cost; damage; punitive damage;  fine,

penalty, expense, liability,  criminal  liability,  judgment,  governmental  or private  investigation  relating to Remediation or compliance with requirements of Environmental Laws; notice,  proceeding;  lien;  personal injury or property damage, whether threatened, sought, brought or imposed,  that  is related to or that  seeks  to  recover  losses  related  to,  or  seeks  to  impose liability regarding, the Seller in connection with the Business, the Assets,  any  of the

Facilities  Real  Property,  or  operations conducted on the Facilities for (i)

improper use or treatment of waters,  wetlands,  woodlands  or  other protected land  or species; (ii) noise; (iii) radioactive materials (including  naturally occurring  radioactive  materials);  (iv) explosives; (v) pollution, contamina-

tion, preservation, protection, remediation  or  clean-up  of  the air, surface water,  ground  water,  soil  or wetlands; (vi) solid, gaseous or liquid  waste

generation,  handling,  discharge,   release,  threatened  release,  treatment,

storage, disposal or transportation; (vii) exposure  of  persons or property to

Contaminants  and  the  effects  thereof;  (viii) the manufacture,  processing,

distribution in commerce, use, treatment, storage,  disposal or transportation,

Remediation of Contaminants; (ix) injury to, death of  or  threat to the health

or  safety  of  any  person  or  persons  caused  directly  or  indirectly   by

Contaminants;  (x) destruction, damage or harm caused directly or indirectly by

Contaminants or the release of any Contaminant on any property (whether real or personal); (xi) the implementation of spill prevention and/or disaster or other plans  relating  to  Contaminants;  (xii)  community  right-to-know  and  other disclosure or reporting  requirements  with  respect  to  Containments  or  any

Environmental   Law.    Environmental   Claims  include  On-Site  Environmental

Liabilities and Off-Site Environmental Liabilities.


            "Environmental Laws" means any  and  all  laws, rules, regulations,

ordinances, orders or guidance documents in effect as of the date hereof of any federal,  state  or  local  executive,  legislative,  judicial,  regulatory  or administrative  agency,  board or authority or any judicial  or  administrative decision relating thereto  that  relate  to  (i) waters, wetlands, woodlands or other  protected  land  or  species;  (ii) noise;  (iii) radioactive  materials

(including  naturally  occurring  radioactive  materials);   (iv)   explosives;

(v) pollution,  contamination, preservation, response, remediation, protection,

or clean-up of the  air, surface water, ground water, soil, waters or wetlands;

(vi) Contaminant generation,  handling, discharge, release, threatened release,

treatment, storage, disposal or  transportation;  (vii) exposure  of persons or property to Contaminants and the effects thereof; (viii) injury to, death of or threat  to  the  safety or health of employees and any other persons;  (ix) the manufacture, processing,  distribution  in  commerce,  use, treatment, storage,

disposal,  transportation  or  Remediation  of Contaminants;  (x)  destruction,

contamination of, or the release onto any property  (whether  real or personal)

directly or indirectly connected with Contaminants; (xi) the implementation  of spill  prevention  and/or  disaster  or  other  plans relating to Contaminants;

(xii) community right-to-know and other disclosure  or  reporting  requirements relating  to  the  management  or  release of Containments, including, but  not limited to, CERCLA, CWA, RCRA, AEA,  CAA, EPCRA, FIFRA, OPA, SDWA, SMCRA, TSCA,

UMTRCA, HMTA and NWPA and regulations  promulgated  under any of the foregoing,

all as now and hereafter amended.


            "EPCRA" means the Emergency Planning and  Community  Right  to Know

Act (42 U.S.C. Section 11001 et seq.).


            "Equipment"  means  all  office  machinery,  furniture, furnishing,

maintenance  materials,  and spare parts relating to SKUs comprising  Inventory set forth on Schedule 1.1(iii).


            "ERISA" means  the Employee Retirement Income Security Act of 1974,

as amended.


            "Facilities" has  the  meaning specified in the second introductory paragraph of the Agreement.


            "Facilities Real Property"  has  the  meaning  specified in Section

5.8.


            "FIFRA" means the Federal Insecticide, Fungicide,  and  Rodenticide

Act (7 U.S.C. Section 136 et seq.).


            'Finished Goods In-Transit" means certain items listed on  Schedule

1.1(xviii) ordered by and in-transit to Seller from finished goods suppliers in

China.


            "GAAP" means United States generally accepted accounting principles applied on a consistent basis throughout the periods involved.


            "Goods  On-Order"  means  certain items listed on Schedule 1.1(xix)

ordered by Seller from finished goods suppliers  in China, but for which Seller does not yet hold good, valid and marketable title.


            "Governmental   Entity"   means   any   government   or   political

subdivision,  whether  federal, state, provincial, local  or  foreign,  or  any administrative, regulatory  or  other  agency, commission or instrumentality of such  government  or  political subdivision,  or  any  arbitrator  or  arbitral tribunal, including any court of law.


            "HMTA" means  the  Hazardous Materials Transportation Authorization

Act (49 U.S.C. Section 5101 et seq.).


            "Indemnifying Party" has the meaning specified in Section 12.3.


            "Indemnitee" has the meaning specified in Section 12.3.


            "Intellectual Property"  means  as  it relates to the Business, (i)

all inventions (whether patentable or unpatentable  and  whether or not reduced to  practice),  all improvements thereto, and all patents, patent  applications

and   patent  disclosures,   together   with   all   reissues,   continuations,

continuations-in-part,    divisionals,    utility    models,   extensions   and

reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos,

trade  names and corporate names, together with all translations,  adaptations,

derivations  and  combinations  thereof  and  including all goodwill associated therewith,  and  all applications, registrations  and  renewals  in  connection therewith, including, without limitation, the names "Bailey Street" and "Bailey

Street Trading Company;"  (iii) all copyrightable works, all copyrights and all applications, registrations,  renewals and derivatives in connection therewith,

(iv) all trade secrets and confidential  business information (including ideas,

research and development, know-how, formulas,  compositions,  manufacturing and production  processes  and  techniques, product designs, process designs,  work

papers,  manuals,  training  materials,   technical  data,  designs,  drawings,

specifications,  customer,  vendor  and  supplier   lists,   pricing  and  cost

information, and business and marketing plans and proposals),  (v) all computer software (including data and related documentation), (vi) all other proprietary rights, (vii) all copies and tangible embodiments thereof (in whatever  form or medium),  and  (viii)  all  licenses  or  agreements  in  connection  with  the foregoing.


            "Interim Statement" has the meaning specified in Section 5.12.


            "Inventory" means the inventories set forth on Schedule 1.1(ii).


            "IRS" means the Internal Revenue Service.


            "Knowledge" means (a) with respect to Seller and Bombay, the actual personal  knowledge,  after  reasonable  investigation,  of any of the officers

(excluding Greg Waylock) and directors of Seller, Bombay or  any  Affiliate  of

Seller;  and  (b)  with  respect to Buyer, the actual personal knowledge, after reasonable investigation,  of any of the officers and directors of Buyer or any

Affiliate of Buyer.


            "Landed Cost" means  vendor cost, bank fees, freight, consolidation fees, drayage, duties, broker fees,  insurance,  MSG  commissions,  other  line items  fees  directly  associated  with  a SKU, and other allocated fees spread among other SKUs in a container.


            "Laws"  means all federal, state,  provincial,  local  and  foreign laws, statutes, ordinances,  rules,  regulations,  orders,  judgments, decrees,

writs,   arbitral   orders,  settlement  agreements,  conciliation  agreements,

injunctions or other  requirements  of  all  applicable governmental, judicial,

legislative, executive, administrative and regulatory authorities.


            "Letter of Intent" means that certain  letter of intent dated April

12, 2005, by and between The Bombay Company, Inc., an  Affiliate  of Seller and

Red River Ventures I, L.P.


            "License Agreement" has the meaning specified in Section 1.1(xvi).


            "Liens"  means  all  liens,  pledges,  mortgages,  deeds  of trust,

security  interests, claims, covenants, leases, subleases, charges, conditions,

options, rights  of  first  refusal, licenses, easements, servitudes, rights of way, encumbrances or any other restriction or limitation whatsoever.


            "Losses" has the meaning specified in Section 12.1.


            "Material Adverse Effect" means a change or effect that will have a material adverse effect on the Business or the Assets taken as a whole.


            "Net Collections"  means  the  aggregate amount of Aged Receivables net of collection costs paid by Buyer.


            "Notices" means all written or oral  notices  of  violation, Liens,

complaints, suits, orders, citations, fines, penalties or other notices.


            "NWPA" means the Nuclear Waste Policy Act (42 U.S.C.  Section 10101 et seq.).


            "Off-Site Environmental Liabilities" means any and all liabilities,

obligations,   claims,   damages,   costs   and   expenses,  including  capital

expenditures and natural resource damages (whether  arising before, on or after the Closing Date) incurred (i) as a result of any requirement  or  violation of or  obligation  under,  any  Environmental Laws, or (ii) as a result of  or  in connection  with any investigation,  inquiry,  order,  demand,  claim,  action,

citation, fine  or  other proceeding by any Governmental Entity or by any other

Person, and that in either  case  arises  as  a result of the off-site release,

treatment,  storage  or disposal, transport (or any  arrangement  with  respect thereto by or on behalf  of  Seller)  of  any  Contaminant  generated,  stored,

treated, transported, disposed of,  or handled in connection with the ownership or operation of the Facilities Real Property, the Assets or the Business  on or

before the Closing Date.


            "On-Site  Environmental Liabilities" means any and all liabilities,

obligations,  claims,  damages,   costs   and   expenses,   including   capital

expenditures and natural resource damages (whether arising before, on or  after the  Closing  Date)  incurred (i) as a result of any requirement of, obligation under or violation of  any  Environmental  Laws,  or  (ii) as a result of or in connection  with  any  investigation,  inquiry, order, demand,  claim,  action,

citation, fine or other proceeding by any  Governmental  Entity or by any other

Person and that in either case arises as a result of the condition,  ownership,

occupancy or use of the Facilities Real Property, or operation of the Assets or the  Business  thereon,  in  each case occurring, existing or commencing on  or before the Closing Date, even if continuing thereafter, including the migration of Contaminants originating from  or  migrating  to or from the Facilities Real

Property in on, under, within or by means of soil,  soil  vapor, groundwater or surface  water;  provided,  that  On-Site  Environmental Liabilities  will  not include any Off-Site Environmental Liabilities.


            "OPA" means the Oil Pollution Act  of  1990 (33 U.S.C. Section 2701

et seq.).


            "Other  Consents" means the assent of a third  party  required  for

Seller to enter into  this  Agreement.  These shall include without limitation,

the consent of Seller's lenders  pursuant to the Permitted Indebtedness.


            "Permits" means licenses, permits,  consents, registrations, orders and approvals issued by a Governmental Entity.


            "Permitted Indebtedness" means funds  borrowed from time to time by

Seller and certain of its Affiliates from Wells Fargo  Retail  Finance, LLC and other listed lenders pursuant to that Loan and Security Agreement  entered into on September 29, 2004 by The Bombay Company, Inc. and its subsidiaries that are signatories thereto, and Wells Fargo Retail Finance, LLC and lenders  that  are signatories  thereto,  as  amended  by the First Amendment to Loan and Security

Agreement entered into on November 24, 2004.


            "Permitted Liens" means (i)  any  Liens  securing  Taxes,  (ii) any claims  of  materialmen,  carriers,  landlords  and like Persons, in each case,

which  are not yet due and payable or are being contested  in  good  faith  and which, either  individually  or  in  the  aggregate,  would  not interfere with

Buyer's ownership, use or operation of such Assets or conduct  of  the Business and  would  not  create the risk of imposition of criminal penalties on  Buyer,

(iii) the Lien of  all ad valorem real estate Taxes and assessments not yet due and payable as of the  Closing  Date, subject to adjustment as herein provided,

(iv) local building, subdivision  and  zoning laws, ordinances and regulations,

now or hereafter in effect relating to the Facilities Real Property.


            "Person" means any individual,  corporation,  partnership,  limited partnership,  limited  liability  company  or partnership, firm, joint venture,

association,   joint-stock   company,   trust,   unincorporated   organization,

Governmental Entity or other entity.


            "Purchase Price" has the meaning specified in Section 3.1.


            "RCRA" means the Resource Conservation and Recovery Act of 1976 (42

U.S.C. Section 6901 et seq.).


            "Records" means those documents set forth on Schedule 1.1(v).


            "Remediation"  means  any action necessary  to:   (i)  investigate,

clean-up, remediate or otherwise respond to the release or threat of release of

Contaminants as required by applicable  Environmental  Law; and (ii) the taking of all reasonably necessary precautions required by applicable  law  to protect against  the  release or threatened release of Contaminants at, on, in,  about,

under, within or near the air, soil, surface water, groundwater or soil vapor.


            "Retained Assets" has the meaning specified in Section 1.2.


            "Retained Liabilities" has the meaning specified in Section 2.2.


            "Retained Records" has the meaning specified in Section 1.2.


            "SDWA"  means  the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.).


            "Seller"  has the  meaning  specified  in  the  first  introductory paragraph of the Agreement.


            "Seller Documents"  means  the Deeds and Assignments, the Ancillary

Agreements and the other documents to be  delivered  on or prior to the Closing by Seller pursuant to the Agreement.


            "Seller Indemnitees" has the meaning specified in Section 12.2.


            "SKU" means stock keeping units.


            "SMCRA"  means the Surface Mining Control and  Reclamation  Act  of

1974 (30 U.S.C. Sections 1201 et seq.).


            "Straddle  Period"  means a taxable year or period beginning before and ending after the close of the  day  preceding  the  day the Closing occurs,

which will be treated on a "closing of the books" basis as two partial periods,

one ending on the close of the day preceding the day the Closing occurs and the other beginning on the day on which the Closing occurs, except that Taxes (such as  property Taxes) imposed on a periodic basis will be allocated  on  a  daily basis.


            "Tax"  means  (i)  any federal, state, provincial, local or foreign

net  income,  gross  income,  gross   receipts,  windfall  profits,  severance,

production,  property,  sales,  use, license,  excise,  franchise,  employment,

payroll, withholding, alternative  or add-on minimum, ad valorem, excise, value added, transfer, stamp, environmental,  registration  or  inventory tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any  kind  whatsoever, together with any interest or penalty,  imposed  by  any

Governmental  Entity,  and  (ii)  any liability for the payment of amounts with respect to any tax, duty, fee, assessment and charge described in clause (i) as a result of being a member of an affiliated,  consolidated, combined or unitary group, or as a result of any obligation under any  tax  sharing  arrangement or tax indemnity agreement.


            "Tax Return" means any return, report or similar statement required to  be filed with respect to any federal, state, local, provincial  or  foreign

Taxes  (including  any  attached schedules), including, any information return,

claim for refund, amended return or declaration of estimated Tax.


            "Trademark Assignment"  means  the  assignment  that  transfers the trademarks listed on Schedule 5.16(d) to Buyer.


            "Transition Agreement" means that certain agreement containing  the terms  and  conditions of certain services to be provided to Buyer for a period of ninety (90)  days,  and  to  which  a warehouse storage agreement and office lease agreement for certain Facilities Real Property is attached.


            "Treasury Regulations" means  the  regulations of the United States

Department of Treasury promulgated thereunder.


            "TSCA" means the Toxic Substances Control  Act  (15  U.S.C. Section

2601 et seq.).


            "UMTRCA" means the Uranium Mill Tailings Radiations Control  Act of

1978 (42 U.S.C. Section 7901 et seq.).